                                 EXHIBIT 10.57

                            LEASE AGREEMENT FOR THE

                          MOTOROLA PLAINFIELD BUILDING

                                     LEASE




                                BY AND BETWEEN






    WHMAB REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord



                                      and



              MOTOROLA, INC., a Delaware corporation, as Tenant.

                               TABLE OF CONTENTS

1.   Premises............................................................................   1
2.   Term................................................................................   2
3.   Base Rent...........................................................................   3
4.   Condition of Premises - Commencement Date...........................................   4
5.   Use.................................................................................   7
6.   Occupancy...........................................................................   7
7.   Compliance..........................................................................   7
8.   No Waste or Damage..................................................................   7
9.   Changes, Alterations and Additions..................................................   8
10.  Ingress and Egress..................................................................   8
11.  Abandonment.........................................................................   8
12.  Repairs.............................................................................   9
13.  [omitted]...........................................................................  10
14.  Utilities and Services..............................................................  10
15.  Inspection..........................................................................  10
16.  Damage or Destruction of Premises...................................................  11
17.  Condemnation........................................................................  12
18.  Landlord's Liability................................................................  12
19.  Default.............................................................................  13
20.  Bankruptcy..........................................................................  14
21.  Insurance; Waivers; Subrogation; Indemnity..........................................  14
22.  Tenant's Self-Insurance.............................................................  15
23.  Mechanic's Liens....................................................................  16
24.  Assignment or Subletting............................................................  17
25.  Delays..............................................................................  19
26.  Run With The Land...................................................................  19
27.  Option to Renew.....................................................................  19
28.  Expansion Right.....................................................................  19
29.  Subordination.......................................................................  21
30.  Holdover............................................................................  22
31.  Termination.........................................................................  22
32.  Alternative Dispute Resolution......................................................  22
33.  Environmental.......................................................................  23
34.  Brokers.............................................................................  24
35.  Notices.............................................................................  24
36.  Waiver..............................................................................  24
37.  Amendments..........................................................................  25
38.  Quiet Enjoyment.....................................................................  25
39.  Conveyance by Landlord..............................................................  25
40.  Short Form Lease....................................................................  25
41.  Construction of Language............................................................  25
42.  Marginal Headings...................................................................  26
43.  Entire Agreement....................................................................  26
44.  Severability........................................................................  26
45.  Estoppel Certificate................................................................  26
46.  Signs...............................................................................  26
47.  [omitted]...........................................................................  26
48.  Rules and Regulations...............................................................  27
49.  [omitted]...........................................................................  27
50.  Additional Rent - Operating Expenses and Real Estate Taxes..........................  27
51.  Tenant Expense Waiver...............................................................  30
52.  Compliance With Federal Laws........................................................  30
53.  [omitted]...........................................................................  31

54.  No Party To Be Deemed Drafter.......................................................  31
55.  No Intended Third Party Beneficiary.................................................  31
56.  Confidentiality and Nondisclosure...................................................  31
57.  Year 2000...........................................................................  32
58.  Miscellaneous.......................................................................  32
59.  Tenant's Right to Terminate.........................................................  34

List of Exhibits and Schedules...........................................................  36

                                     LEASE

THIS LEASE ("Lease"), made and entered into this __ day of December, 1999,
             -----
between WHMAB REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at c/o Archon Group, L.P., 1275 K Street, N.W., Suite 900, Washington, D.C. 20005, Attention: Vice President Real Estate, with a copy to Archon Group, L.P., 600 East Las Colinas Boulevard, Suite 1900, Irving, Texas 75039, Attention: Asset Manager (herein called "Landlord") and MOTOROLA, INC., a
                                                --------
Delaware corporation, having an office at 425 North Martingale Road, Suite 1650, Schaumburg, Illinois 60173, Attention: CE Real Estate & Development, with a copy to Motorola, Inc., 20 Cabot Boulevard, Mansfield, Massachusetts 02048-1193,
Attention: CE Real Estate & Development, (herein called "Tenant");
                                                         ------
     1.   Premises.
          --------

     A. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the real property located at 1111 Durham Road, South Plainfield, New Jersey 07080-2305, together with all of the improvements situated thereon, including, without limitation, the entire building, and related improvements (hereinafter the "Building"); as used herein, the term "Building" includes the
                  --------                              --------
land described in Exhibit A hereto, which Building Landlord and Tenant agree
                  ---------
consists of 220,115 rentable square feet of office space (the "Office Space")
                                                               ------------
and 16,595 rentable square feet of storage space (the "Storage Space") for all
                                                       -------------
purposes in this Lease as shown on the floor plan, Exhibit A, attached hereto (the real property and the Building are hereinafter referred to collectively as the "Premises").
     --------

     B. Landlord hereby grants to Tenant, during the Term of this Lease or any extension thereof, the exclusive use for Tenant's employees, invitees, visitors and agents of the parking areas adjacent to the Building.

     C. Landlord hereby leases to Tenant the rooftop of the Building for the installation, operation, and maintenance of radio transmitting and receiving equipment, microwave, satellite or antennae communication system devices along with associated other electronic equipment which may be passive and/or active and mounting structures. Tenant shall notify Landlord prior to making any such installation, and all such installations shall be supervised by Landlord and shall be performed in accordance with Section 9; Landlord shall not be paid any supervision fee for such work, but shall be reimbursed for all reasonable out of pocket costs incurred by it in connection with the same. Tenant is hereby granted an easement, for the purpose of running transmission lines, cables, electrical lines and any other associated equipment from the Premises to the structures on the rooftop. Tenant, at Tenant's cost, during the term of this Lease and any extension thereof, shall maintain and repair the above mentioned equipment on the rooftop as necessary. Upon the expiration or other termination of this Lease, Tenant shall remove its equipment and cables installed on the rooftop of the Building or relating to this easement from the rooftop and repair any damage resulting from its installation and use, reasonable wear and tear excepted.

     2.   Term.
          ----

     A.   The term ("Term") of this Lease shall be for a period of ten (10)
                     ----
years, which term shall, subject to the provisions of Section 2.C., commence on the earlier to occur of (i) the date the Tenant substantially completes its improvements in the Premises as contemplated by Section 4.B., or (ii) November 1, 2000 (the "Commencement Date"). The Term is subject to extensions pursuant to
              -----------------
agreement of the parties or the options hereinafter set forth.

     B. The parties currently contemplate that Landlord will deliver the Premises to Tenant for early occupancy to complete its improvements therein upon completion of the Landlord's Work; the target date for such occupancy is May 1, 2000 (the "Early Occupancy Date"). Additionally, Landlord will cooperate with
           --------------------
Tenant to allow Tenant to occupy (at Tenant's sole risk and expense) the Premises during the time that Landlord is performing Landlord's Work, provided that Landlord, in its reasonable judgment, does not believe that such occupancy will interfere with the performance of Landlord's Work. If Landlord allows Tenant to occupy the Premises prior to completion of Landlord's Work, Landlord may thereafter terminate such right if, in Landlord's reasonable judgment, Tenant's occupancy of, and work in, the Premises interferes with the performance of Landlord's Work. Tenant acknowledges that it has been advised that the Premises are currently occupied by another tenant that is obligated to move out so as to afford Landlord and Tenant possession of the Premises to perform the work herein contemplated. If such existing tenant should hold over and delay Tenant's occupancy of the Premises to a date beyond November 1, 2000, then Landlord shall pay to Tenant, to the extent Landlord receives the same, the difference between the base rent payable by such existing tenant under the terms of its lease and the increased rent payable by such existing tenant by virtue of such holding over. Landlord shall make such payments to Tenant within 15 business days after receipt thereof, and such payments shall be the sole remedy available for any failure to deliver possession of the Premises to Tenant by November 1, 2000. Landlord shall use all commercially reasonable efforts to enforce the terms of its existing lease to recover such difference between the base rent payable by the existing tenant and increased rent payable in case of a holdover, or, in lieu thereof, Landlord may directly pay such difference to such Tenant hereunder.

     C. Notwithstanding the provisions of Sections 2.A. and 2.B., if and only if (i) performance of Landlord's Work takes a period of longer than four (4) weeks from the time the existing tenant vacates the Premises so as to permit the Landlord to commence Landlord's Work, (ii) the Commencement Date would occur on November 1, 2000, and (iii) because of Landlord's Work taking such longer period, the Tenant has a period of less than six (6) full calendar months from the Early Occupancy Date to November 1, 2000 in which to complete its work in the Premises, then notwithstanding the provisions of Sections 2.A. and 2.B., the Commencement Date shall be deferred on the day by day basis for each day in excess of four (4) weeks that it takes to substantially complete Landlord's Work, and the termination date of the Term shall be extended accordingly, but in the event the new termination date would occur other than on the last day of the calendar month, said termination date shall be on the last day of that month.

     3.   Base Rent.
          ---------

     Tenant shall pay to Landlord a late charge equal to three percent (3%) of any installment of monthly Base Rent and any other amount payable under this Lease that is paid late as liquidated damages to compensate Landlord for costs and inconveniences of special handling and disruption of cash flow. Notwithstanding the foregoing, no late charge will be assessed for the first occurrence of a late payment in any one calendar year.

     A.   Base Rent - Initial Term.
          ------------------------

     During the initial Term of the Lease, Tenant will pay rent to Landlord in advance and without demand at the office of the Landlord or at such other place as Landlord from time to time may notify Tenant in writing monthly base rent, (hereinafter "Base Rent") payable on the first day of each calendar month
              ---------
pursuant to the following schedule:

---------------------------------------------------------------------------------------------
                              Annual Base
                               Rent Rate -       Annual Base Rent        Aggregate Monthly
  Lease Year    Months        Office Space     Rate - Storage Space          Base Rent
---------------------------------------------------------------------------------------------
1-5              1-60         $14.50 / RSF        $8.00 / RSF             $277,035.62
---------------------------------------------------------------------------------------------
6-10             61-120       $15.50 / RSF        $8.80 / RSF             $296,484.88
---------------------------------------------------------------------------------------------

with appropriate proration of Base Rent if the initial Term or any portion of the Term hereof should commence on a date other than the first day of a calendar month.

     During the period (if any) between the Early Occupancy Date and the Commencement Date, Tenant shall have the right to occupy the Premises and such occupancy shall be subject to all of the provisions of this Lease; provided, however, Tenant shall have no obligation to pay Base Rent or Additional Rent during such period, but Tenant shall pay the cost of all utility services used by it during such period. Said early possession shall not advance the termination date of this Lease.

     For purposes of this Lease, the term "Lease Year" means the one year period
                                           ----------
beginning on the Commencement Date and ending 364 days thereafter and the anniversary thereof each year.

     The parties stipulate that the aggregate monthly Base Rent set forth above is payable in all events notwithstanding the actual rentable square feet contained in either the Office Space or the Storage Space, the parties having agreed that such areas are stipulated for all purposes of this Lease.

     B.   Base Rent - First and Second Renewal Term.
          -----------------------------------------

     In the event Tenant exercises its option to extend the term of this Lease for the First Renewal Term or the Second Renewal Term (defined below), Tenant will pay Base Rent determined in accordance with Schedule 3.B hereto.

     All the other terms and conditions of this Lease shall apply during the First Renewal Term and Second Renewal Term.

     C.    Additional Rent.
           ---------------

     In addition to the Base Rent required to be paid by Tenant under this
Section 3, Tenant shall pay to Landlord as additional rent all other amounts required to be paid by Tenant under Section 50. All amounts payable to Landlord under this Lease constitute rent and shall be payable without notice, demand, deduction or offset (unless specifically provided otherwise) to such person and at such place as Landlord may from time to time designate by written notice to Tenant.

     4.    Condition of Premises - Commencement Date.
           -----------------------------------------

     A. Landlord shall diligently proceed to perform the environmental remediation work described in Exhibit B ("Landlord's Work"). Satisfactory
                                          ---------------
performance of Landlord's Work and provision of the building allowances referred to in Section 4.C. are Landlord's only obligations with respect to performing work (or providing funds) in or with respect to the Premises to make the same ready for occupancy by Tenant.

     With respect to Landlord's Work, the parties agree as follows:

     (i) Such work shall be commenced as soon as the existing tenant vacates the Building, and shall be diligently prosecuted by Landlord until completion. Landlord shall use all reasonable efforts to complete such work as soon as possible, but shall not be liable in damages or otherwise (except as provided for in Section 2B and Section 6) for any delay in performing Landlord's Work, even if the same delays Tenant from taking possession of the Premises on the scheduled Commencement Date. Landlord shall endeavor to perform such work so as to minimize inconvenience to Tenant. Landlord shall provide to Tenant a schedule for Landlord's Work which shall be attached to this Lease as part of Exhibit B.
                                                                     ---------

     (ii) Upon notice from Landlord, the parties shall inspect the Premises and prepare a punchlist of any incomplete or unsatisfactory items in Landlord's Work. If the parties are unable to agree on the resolution of punchlist items, the matter shall be resolved according to Section 32, and such decision shall be final and binding upon the parties. All punchlist items for Landlord's Work shall be diligently completed by Landlord.

     (iii) Landlord represents and agrees that, upon completion as provided in the schedule for Landlord's Work, the Landlord's Work and the roof and all structural portions of the Building will be in good repair and condition, and properly constructed in accordance with all applicable laws, statutes, orders, ordinances, rules and regulations.

     (iv) Landlord represents and warrants to Tenant that except as may be disclosed in the Environmental Reports (as defined in Schedule 33), to the best of Landlord's actual knowledge (which is limited to the current actual knowledge of Stephen Abelman) as of the Early Occupancy Date and the Commencement Date, the Premises or the Building will not contain any asbestos containing materials, lead paint or products that contain lead or polychloride biphenyls (PCB's).

     B.   Tenant Improvements.
          -------------------

     With respect to Tenant Improvements, the parties agree as follows:

     (i) Landlord and Tenant acknowledge and agree that Tenant is hereby authorized to (1) perform the work with regard to the shell and core of the Building more particularly described in Exhibit C-1 hereto (the "Base Building
                                                                 -------------
Improvements"), and (2) construct and install at the Premises those improvements
------------
(hereinafter the "Tenant Improvements") described in Exhibit C-2 hereto. Tenant
                  -------------------
shall, at its sole expense (but subject to reimbursement from the Base Building Allowance, the Architectural Allowance and the Tenant Improvement Allowance described below), construct the Base Building Improvements and Tenant Improvements in accordance with Section 4.B.(iii).

     (ii) Tenant agrees that it will apply for, (and Landlord will join in any applications, if necessary) for any required building permits, and upon issuance promptly and diligently pursue construction of the Base Building Improvements and Tenant Improvements.

     (iii) Prior to commencement of either the Base Building Improvements or Tenant Improvements, Tenant shall submit to Landlord detailed plans and specifications therefor. Landlord shall not unreasonably withhold or delay its approval of such plans and specifications, but may withheld its approval if any such improvements will adversely affect the Building's structure or its mechanical, heating, ventilating, air conditioning, electrical, or other systems. Landlord shall approve or disapprove such plans and specifications within ten (10) business days after receipt thereof from Tenant; if Landlord does not respond within such ten (10) business day period it shall be deemed to have approved the plans and specifications in question. After approval of any such plans and specifications, Tenant shall construct the Base Building Improvements and Tenant Improvements in strict compliance therewith, and shall not make any material alteration from such approved plans and specifications unless Landlord has approved such alteration. All work performed by Tenant shall be performed only by licensed contractors and subcontractors reasonably satisfactory to Landlord and such contractors and subcontractors shall procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require for the scope of the specific contractor's work. Certificates of such insurance must be received by Landlord before any such work is commenced. All such work shall be performed in a good and workmanlike manner free from all defects, shall be in compliance with all applicable laws and legal requirements, and shall be pursued diligently to completion.

     C.    Tenant Improvement Allowance.
           ----------------------------

     (i)   Landlord has agreed to provide Tenant (1) an allowance (the "Base
                                                                        ----
Building Allowance") of $1,350,000 to help defray the cost of certain of the
------------------
Base Building Improvements, (2) an allowance (the "Tenant Improvement
                                                   ------------------
Allowance") to help defray the cost of constructing the Tenant Improvements in
---------
an amount equal to $25 per rentable square foot of area
contained in the Office Space (aggregate amount $5,502,875.00) and $5 per rentable square foot of area contained in the Storage Space (aggregate amount $82,975), and (3) an allowance (the "Architectural Allowance") to help defray
                                     -----------------------
the cost of preparing plans for the Tenant Improvements equal to $2 per rentable square foot of area in the Office Space (aggregate amount $440,230) and $.75 per rentable square foot of area in the Storage Space (aggregate amount $12,446.25). Tenant shall have the right to utilize the Base Building Allowance to pay costs attributable to construction of the following Base Building Improvements only: a new Chiller (defined below); new fire protection system; installation of a fire alarm panel; curb cuts to comply with the Americans with Disabilities Act ("ADA") requirements; installation of two employee side entrance doors;
  ---
restriping of handicap parking spaces, replacing exterior stairs and rails, reworking entrance doors, interior stair surfaces and rails, rails on interior ramps, toilet facility updates, drinking fountain changes, fitness center access, domestic water pump replacement, building modifications necessary to install the Chiller and any other modifications necessary for ADA compliance with respect to the exterior of the Premises and replacing elevator controls and lights as necessary to comply with the ADA. Tenant shall have the right to utilize the Architectural Allowance to pay all or any portion of the cost incurred by Tenant in preparing plans and specifications for the Tenant Improvements. Tenant shall have the right to utilize all or any portion of the Tenant Improvement Allowance for costs attributable to construction of the Tenant Improvements, telecommunications, permitting, mechanical and structural engineering, built-in furniture, moving, and voice and data cabling. If Tenant does not expend the full amount of the Base Building Allowance, the Architectural Allowance, or the Tenant Improvement Allowance for such costs, then Landlord shall have no responsibility for any further amounts in respect thereof. If and to the extent the Base Building Allowance, the Architectural Allowance, or the Tenant Improvement Allowance is insufficient to pay the costs of constructing the Base Building Improvements specified above, preparing the plans and specifications for the Tenant Improvements, or constructing the Tenant Improvements, respectively, Tenant shall bear all such excess costs and Landlord shall have no liability therefor.

     (ii) The Base Building Allowance, the Architectural Allowance, and the Tenant Improvement Allowance will be paid at Tenant's option, either to Tenant or to Tenant's contractors on a monthly basis upon satisfaction of the following requirements: (i) Landlord has received Tenant's direction to make such disbursements, together with Tenant's certification that the amounts requested have been expended in accordance with the provisions hereof for the above-specified Base Building Improvements, Tenant Improvements, or the plans and specifications therefor, as applicable, at least ten (10) business days prior to the date such sums are due to Tenant or Tenant's contractors, and (ii) Tenant has delivered to Landlord such sworn statements, affidavits and lien waivers from major contractors, subcontractors and material suppliers as Landlord may reasonably require. Landlord shall pay to Tenant or to Tenant's contractors the installment of the allowance in question within ten (10) business days after the request therefor in writing to Landlord and the full satisfaction of the above stated requirements, or Landlord shall be in default of this Lease and Tenant shall have the right (after having given Landlord a further ten (10) business days' notice to Landlord of its failure to make the payment in question) to deduct or setoff the amount of the Tenant Improvement Allowance, the Base Building Allowance and/or the Architectural Allowance from any Base Rent or Additional Rent to become due to Landlord until the unpaid allowances are fully recovered by Tenant.

     (iii) Subject to Landlord's rights under Section 4.B.(iii), Tenant shall have the right to use contractors and subcontractors of its own selection. Tenant reserves the right to reject any and all proposals and to award the work in its sole discretion as it deems fit.

     (iv) Landlord shall be paid a construction supervision fee of 2% of the amount of the Tenant Improvement Allowance in connection with supervision of construction of the Tenant Improvements. No construction supervision fee shall be paid in connection with the Base Building Allowance or the Architectural Allowance. Such construction supervision fee shall be paid monthly as draws are made in respect of the Tenant Improvement Allowance based on the amount so drawn. Tenant will not be charged for the use of elevators, hoists, security costs, or access to loading docks during construction of Tenant Improvements or in connection with Tenant's move into the Premises. Landlord shall have no obligation to provide security in conjunction with the construction of the Tenant Improvements, and Tenant shall be responsible therefor.

     5.   Use.
          ---

     Tenant shall have the right to use the Premises for any lawful purpose permitted by applicable zoning ordinances. Tenant in its use and occupancy of the Premises shall not commit waste, nor overload the floors or structure, nor subject the Premises to any use which would tend to damage any portion thereof, provided such tendency to cause damage is reasonably foreseeable.

     6.   Occupancy.
          ---------

     If Landlord, for any reason, cannot deliver the Premises in condition for occupancy by Tenant to conduct its business therein on the Commencement Date specified in Section 2 of this Lease, then as the sole remedy therefor, rent shall abate for the period between said Commencement Date and the time when Landlord can deliver such possession, and Landlord shall pay Tenant those amounts (if any) as provided for in Section 2.B.

     7.   Compliance.
          ----------

     Tenant shall, during the Term of this Lease conform the use Tenant makes of the Premises to all applicable laws, statutes, orders, ordinances, rules and regulations of all federal, state or political subdivisions having jurisdiction over the Premises, now in force or that may be enacted hereafter, provided that the provisions of this Section 7 shall not require the Tenant to rebuild, repair or alter the Premises and/or the improvements forming a part of the Premises to make said Premises and/or improvements comply with any such laws, statutes, orders, ordinances, rules or regulations.

     8.   No Waste or Damage.
          ------------------

     Tenant shall not commit any waste upon or do any damage to the Premises. Tenant shall not use or permit the use of the Premises for any unlawful purpose. Tenant shall not permit any rubbish, refuse or garbage to accumulate or create a fire hazard in or about the Premises. In connection with its occupancy of the Premises, Tenant shall not use the Premises in violation of any laws, ordinances, regulations or orders of any duly constituted authorities of the city, county, state and federal government.

     9.   Changes, Alterations and Additions.
          ----------------------------------

     No material changes, alterations or additions shall be made to the Premises by Tenant without the prior approval of Landlord, which approval shall not be unreasonably withheld. For purposes of this Section 9, a "material" change,
                                                          --------
alteration or addition shall be a change that requires the expenditure of a sum in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00). Prior to making any such changes, alterations or additions, Tenant shall submit written plans and drawings respecting same to Landlord and Landlord shall approve or disapprove same within fifteen (15) business days after receipt thereof, and if Landlord fails to disapprove such plans and drawings by notice in writing to Tenant within such time, they shall be deemed approved. All changes, alterations and additions shall comply with the applicable City, County and State laws, statutes, orders, ordinances, rules and regulations. Landlord agrees, if necessary, to join in any applications to governmental authorities for such permits as may be required to do the work contemplated in this Section 9. Any permanent additions to or alterations of the Premises which cannot be removed without material damage to the Premises, except removable paneling and wall fixtures and furniture and trade fixtures (and further excluding all signs, and goods and materials used in the Tenant's business) shall become a part of the realty and belong to Landlord unless otherwise agreed by Landlord and Tenant; Landlord may condition its approval of any material change, alteration, or addition to the Premises upon Tenant's agreeing to remove any such item from the Premises upon expiration or termination of the Term. Tenant's removable paneling and wall fixtures and furniture, trade fixtures, signs, goods and materials used in Tenant's business shall at all times remain personal property and may be removed from time to time by Tenant or other occupants of the Premises, provided, however, that Tenant shall be responsible for the cost of repair of any physical injury to the Premises caused by the removal of any such property, but not for any diminution in value of the Premises caused by the absence of the property removed or by any necessity for replacing such property.

     10.  Ingress and Egress.
          ------------------

     The Landlord grants to Tenant the nonexclusive right to ingress and egress to the Premises over (a) the existing streets and highways adjoining the Premises and (b) any and all portions of the property and the Building of which the Premises are a part. Tenant shall have full and unimpaired access to the Premises at all times except as provided in Sections 12, 16 and 17. The Landlord will not interrupt or disturb any entrances, and will use all reasonable means to prevent any interruption, disturbance or deprivation by any third party.

     11.  Abandonment.
          -----------

     Tenant shall endeavor to continuously occupy the Premises and not vacate or abandon the Premises at any time during said lease Term or any extension thereof for more than thirty (30) consecutive days unless required to do so by duly authorized legal authority or other cause beyond Tenant's reasonable control. Notwithstanding the foregoing, in the event Tenant fails to occupy the Premises for period of thirty (30) consecutive days or longer but is still making rent payments to Landlord as required under this Lease, Tenant's failure to occupy the Premises shall not be deemed to be an abandonment or vacation of the Premises or a default under the Lease.

     12.  Repairs.
          -------

     A.   Landlord's Obligation. This Lease is intended to be a modified net
          ---------------------
lease; accordingly, Landlord's maintenance obligations under this Lease are limited solely to the following items and the items in Section 12.C. Landlord, at Landlord's cost, during the Term of this Lease and any extension thereof, shall make all necessary repairs and replacements to (1) the roof (Landlord shall be responsible for an annual inspection and maintenance, as necessary, of the roof) and all structural portions of the Premises, including structural members of the exterior walls and foundation piers (the "Building Structure")
                                                         ------------------
and (2) the driveways serving the Building to the extent that such repairs are caused by acts of God and are of such a material nature that such repairs would capitalized under generally accepted accounting principles, in each case except for damage caused by Tenant or its contractors, invitees, or agents (each a "Tenant Party"). In addition, at Landlord's cost, Landlord shall make all
 ------------
repairs to the interior of the Premises which may be of a structural nature or which are caused by structural failures or movement, or repairs to the interior of the Premises made necessary by leakage of the roof; provided however, that
(1) Landlord shall not be obligated to make repairs for any damage caused by a Tenant Party and (2) Landlord shall not be responsible for any work under this
Section 12 until Landlord has been provided a reasonable time to perform such work after Tenant delivers to Landlord written notice of the need therefor. The Building's Structure shall not include windows, glass or plate glass, doors, special store fronts or office entries, all of which shall be maintained by Tenant.

     B.   Tenant's Obligations. Tenant, during the Term of this Lease and any
          --------------------
extension thereof, agrees to keep in good order and repair all areas of the Building and the related landscaping (except for maintenance work which Landlord is expressly responsible for under Sections 12.A. and 12.C.). Tenant shall also provide maintenance for the plumbing and light fixtures and shall replace any glass which may be damaged or broken with glass of the same quality. Tenant agrees to surrender the Premises in good order and repair, reasonable wear and tear and ordinary deterioration (taking Tenant's maintenance and repair obligations as set forth under this Lease into consideration), and loss, damage or destruction from any cause and/or the taking of, damage to, or reduction of the size of, the Premises by eminent domain, all excepted.

     C.   Chiller. Tenant acknowledges that Landlord is providing, as part of
          -------
the Base Building Allowance, an allowance to Tenant to enable Tenant to purchase and install a new chiller for the heating, ventilation and air-conditioning system within the Premises (the "Chiller"). Prior to purchasing the Chiller,
                                 -------
Tenant shall submit Tenant's selection of such Chiller for Landlord's prior approval, which approval shall not be unreasonably withheld or delayed so long as the proposed Chiller is reasonably suited for the Building (including the capacity thereof), is made by a manufacturer reasonably acceptable to Landlord, and has: (i) as to the Chiller itself, at least one (1) year and (ii) as to the compressor component, a five (5) year parts and labor warranty naming Landlord as the owner thereunder. During the Term of this

Lease and any extension thereof, Tenant at its expense, shall provide proper, periodic and normal maintenance and inspection for such heating and air conditioning equipment so as to keep Chiller in good repair and condition and in accordance with law and with the Chiller manufacturers' suggested operation/maintenance program. Within thirty (30) days after the Commencement Date, Tenant shall enter into a regularly scheduled preventative maintenance/service contract for the Chiller, in compliance with Landlord's specifications and otherwise in form and substance and with a contractor reasonably acceptable to Landlord and the equipment manufacturer, and deliver a copy thereof to Landlord. At least thirty days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the Chiller is then in good repair and working order. If the Chiller requires repairs or replacement of parts, or both, of a major or substantial nature (i.e., in excess of proper, periodic and normal maintenance and inspection), these repairs or replacements, or both, shall be made by Landlord at its expense, unless (1) Tenant's misuse or abuse of the same necessitates the repair or replacement, or both or (2) Tenant fails to keep the Chiller within the suggested operations/service program of the equipment manufacturer in question or otherwise allows the manufacturer's warranty to expire or lapse. Tenant shall transfer to Landlord all warranties received from the manufacturers, dealers and/or installers of such Chiller.

        13.    [omitted]


        14.    Utilities and Services.
               ----------------------

        Tenant shall pay for all water, heat, gas, fuel, electricity, telephone service and all other services in the nature of utility services supplied to the Premises for use by Tenant as well as services supplied to Tenant in the operation of its business, together with any taxes thereon.

        15.    Inspection.
               ----------

        Tenant will allow Landlord access to the Premises at reasonable times during normal working hours for the purpose of examining or exhibiting the same or making repairs Landlord is required to make, subject to Section 56. Unless Tenant has given notice to Landlord to extend the Term of this Lease, Landlord may place on the Premises at any time within one hundred eighty (180) days prior to the expiration of the lease Term or any extension thereof, if extended, notices of "For Sale", or "For Rent".
            --------       --------

        16.    Damage or Destruction of Premises.
               ---------------------------------

        A. In the event of minor damage (less than fifty percent (50%) to the Premises by fire or any other cause which renders the Premises untenable in part but Tenant is able in its sole judgment to conduct its business therein, and Tenant continues to occupy them in part, the rent shall be apportioned and reduced from the date the damage occurs in the proportion that the unoccupied portion of the Premises bears to the entire Premises until the damage has been repaired.

        B. In the event of substantial damage (fifty percent (50%) or more) (including destruction) to the Premises by fire or any other cause which renders the Premises untenable in whole or in such part that it is impracticable for Tenant to conduct its business therein, the rent shall wholly abate and be apportioned from the date the damage occurs until the damage has been repaired.

        C. In the event of either minor or substantial damage, unless this Lease is terminated as provided in Section 16.D., Landlord shall commence within a reasonable time after such damage has occurred to repair the Premises to the condition in which they were immediately prior to such damage, and Landlord shall complete such repair with due diligence. In the event of any damage to the Premises Landlord shall, within sixty (60) days after the date such damage occurs, deliver to Tenant a good faith estimate of the time needed to repair such damage. If a material portion of the Premises are so damaged that Tenant is prevented from conducting its business therein in a manner reasonably comparable to that conducted immediately before such damage, and Landlord estimates that the damage cannot be repaired within 270 days after the date of the occurrence, then Tenant may terminate this Lease pursuant to Section 6.D.

        D. If (i) the Premises are damaged at any time during the last twelve (12) months of the initial lease Term or at any time during the last twelve (12) months of any extension term by fire or any other cause to the extent of fifty percent (50%) or more of the replacement value thereof as of the date such damage occurs or (ii) any mortgagee holding a lien against the Building requires that the applicable insurance proceeds be applied to its indebtedness rather than to restoration of the Premises or (iii) if the Premises are damaged, Tenant is unable to reasonably occupy the same and Landlord estimates that the time to repair the damage will exceed 270 days, all as provided in Section 16.C., then this Lease, except as provided in Section 16.E., may be terminated at the election of either Landlord (in the case of clauses (i) and (ii)) or Tenant (in the cases of clauses (i) and (iii)) by giving notice in writing of such election to the other party within thirty (30) days from the later of the date the damage occurs or the date that Landlord's mortgagee notifies it that it will so apply insurance proceeds to its indebtedness (as to clauses (i) and (ii)), or within thirty (30) days after Landlord delivers its damage repair notice to Tenant (as to clause (iii)). Upon such termination, any unearned rent or other payments paid in advance beyond the date of damage shall immediately be refunded to Tenant.

        E. If Landlord elects to terminate this Lease under Section 16.D.(i), Tenant may by written notice to Landlord exercise any remaining option to renew under Section 27 within twenty (20) days after receipt of Landlord's notice of termination, and in such event, Landlord's notice of termination shall be void, and Landlord shall repair the Premises as herein provided.

        17.    Condemnation.
               ------------

        A. If the whole or any substantial part (fifty percent (50%) or more) of the Premises shall be taken or condemned by any competent authority for any public use or purpose, the Term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall actually be required for such use or purpose. Current rent shall thereupon be apportioned as of the date of such termination.

        B. If only an insubstantial part (less than fifty percent (50%) of the Premises shall be taken or condemned, and Tenant is able, in its sole judgment, to continue to operate its business in the Premises, and such taking or condemnation does not give Tenant the right to terminate this Lease, this Lease shall continue in full force and effect, and the rental due thereunder shall abate proportionately to the extent that Tenant is deprived of usable area either in the Premises or otherwise, and as of the date of such deprivation. If Tenant is not able, in its sole judgment, to continue normal business operation, Tenant may terminate this Lease immediately upon written notice to Landlord. In the event this Lease is not terminated under this Section 17.B., Landlord shall, at Landlord's sole cost and expense, but only to the extent any condemnation award is made available to Landlord therefor, restore the remaining portion of the Premises to the extent necessary to render them reasonably suitable for the purposes for which they were leased, and shall make all repairs to the Premises to the extent necessary to constitute the Premises a complete architectural unit.

        C. In any such case, whether this Lease is terminated or not, each party shall be entitled to claim and receive an award of damages suffered by it by reason of such taking. Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements and Tenant shall not have or advance any claims against Landlord for the value of its property or its leasehold estate or the unexpired term of this Lease or for costs of removal or relocation or business interruption expense or any other damages arising out of the taking or purchase. Nothing herein shall give Landlord any interest in, or preclude Tenant from seeking and recovering on its own account from the condemning authority, any award of compensation attributable to the taking or purchase of Tenant's chattels or trade fixtures or attributable to Tenant's relocation expense or loss of goodwill provided that any such separate claim by Tenant shall not reduce or adversely affect the amount of Landlord's award. If any such award made or compensation paid to Tenant specifically includes an award or amount for Landlord, Tenant shall promptly account therefor to Landlord.

        18.    Landlord's Liability.
               --------------------

        Landlord shall not be liable for damage to property of Tenant in the Premises or for injury to person unless such damage or injury is caused by (A) Landlord's failure to make repairs or perform any obligations which Landlord is obligated to make under this Lease or (B) is caused by the fault or negligence of Landlord, Landlord's agents, employees, contractors, subcontractors, invitees, licensees or other authorized representatives. In all events, the liability of Landlord (and its partners, shareholders, or members) to Tenant or any person or entity claiming by, through, or under Tenant, for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or the Building shall be limited to Tenant's actual direct, but not consequential, damages therefor, and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders, or members) shall not be personally liable for any deficiency.

        19.    Default.
               -------

        A.     If any default of either party continues uncorrected for thirty
(30) days (seven (7) days in the case of a default in the payment of rent or other amount due hereunder) after receipt of written notice from the other party, stating with particularity the nature and extent of the default, the party giving such notice may cancel this Lease by written notice of cancellation; provided, however, that such notice of cancellation shall not cancel this Lease if within thirty (30) days (seven (7) days in the case of a default in the payment of rent or other amount due hereunder) after its receipt the party in default either (i) undertakes to correct such default or (ii) contests the existence of the default in a court of competent jurisdiction and complies with the final order of any court in which the case is tried or the final order of any court to which an appeal is taken within thirty (30) days after entry of final judgment. No delay or omission of either party in exercising any right accruing upon any default of the other party shall impair any such right or be construed to be a waiver thereof, and every such right may be exercised at any time during the continuance of such default. A waiver by either of the parties of a breach or a default under any of the terms and conditions of this Lease by the other party shall not be construed to be a waiver thereof, and every such right may be exercised at any time during the continuance of such default. A waiver by either of the parties of a breach or a default under any of the terms and conditions of this Lease by the other party shall not be construed to be a waiver of any subsequent breach or default or of any other term or condition of this Lease. No remedy provided in this Lease shall be exclusive, but each shall be cumulative with all other remedies provided in this Lease and at law or equity.

        B. Should either of the parties at any time fail or omit to do any act or thing provided under this Lease to be done by such party, then the other party may, in its sole discretion, itself do or cause to be done such act or thing after expiration of the applicable grace period and pursue all of its remedies against the other party. Prior to exercising its rights under this
Section 19.B., the party desiring to do so shall first give the other party an additional written notice and an additional period of time of not less than thirty (30) days within which to perform the obligation in question. Further, if the unperformed obligation in question is of such a nature that it may not be reasonably performed or cured within a period of thirty (30) days, then so long as the obligated party commences to take curative action within such thirty (30) day period and thereafter continues such cure with diligence and continuity, then the other party shall not be entitled to exercise any rights under this
Section 19.B.

        C. In the event of a dispute between the parties which requires a party hereto to seek redress through an action at law or in equity (or to seek redress through a form of Alternative Dispute Resolution) the losing party shall pay, upon demand, all of the prevailing party's costs, charges and expenses, including reasonable attorneys' fees, incurred by such prevailing party in connection with the resolution of such dispute; provided, however, attorneys' fees shall be due and payable only if the prevailing party is required to file suit due to default by the losing party. For purposes of this Section, the term "losing party" shall mean the party which obtains substantially less relief than
 ------------
originally sought by such party in the legal or equitable action (or Alternative Dispute Resolution forum) and the term "prevailing party" shall mean the party
                                        ----------------
which obtained substantially the relief sought by such party in the legal or equitable action (or Alternative Dispute Resolution forum).

        20.    Bankruptcy.
               ----------

        In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed by reason of Tenant's insolvency or inability to pay its debts, or if any assignment shall be made of Tenant's property for the benefit of creditors, then and in any of such events, Landlord may terminate this Lease by written notice to Tenant; provided, however, if the order of the court creating any of such disabilities shall not be final by reason of pendency of such proceeding, or appeal from such order, then Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder.

        21.    Insurance; Waivers; Subrogation; Indemnity.
               ------------------------------------------

        A.     Tenant's Insurance. Tenant shall maintain throughout the Term the
               ------------------
following insurance policies: (1) commercial general liability insurance in amounts of $3,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and Landlord's partners against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises, (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (4) worker's compensation insurance, and
(5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

        B.     Landlord's Insurance. Throughout the Term of this Lease, Landlord
               --------------------
shall maintain, as a minimum, the following insurance policies: (1) fire and extended risk insurance for the Building's replacement value and (2) commercial general liability insurance in an amount of not less than $3,000,000. The cost of all insurance carried by Landlord with respect to the Building shall be included in Operating Costs.

        C.     No Subrogation. Landlord and Tenant each waives any claim it
               --------------
might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "Loss"), to the extent the same is insured against under any insurance policy
 ----
that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

        D.     Indemnity.  Subject to Section 21.C., Tenant shall defend,
               ---------
indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys' fees) arising from (1) any Loss arising from any occurrence on the Premises, or (2) Tenant's failure to perform its obligations under this Lease, even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the sole or gross negligence of Landlord or its agents), This indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant. Subject to Section 21.C., Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including reasonable attorneys' fees) for any Loss arising from any occurrence in the Building's common areas, even though caused or alleged to be caused by the negligence or fault of Tenant or its agents (other than a Loss arising from the sole or gross negligence of Tenant or its agents). This indemnity is intended to indemnify Tenant and its agents against the consequences of their own negligence or fault as provided above when Tenant or its agents are jointly, comparatively, contributively, or concurrently negligent with Landlord. The indemnities set forth in this Section 21.D. shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

        22.    Tenant's Self-Insurance.
               -----------------------

        Tenant may provide self-insurance in lieu of the insurance required in
Section 21.A., whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, which conforms to the practice of large corporations maintaining systems of self-insurance. As a condition to establishing a self-insurance plan in lieu of the insurance provided in Section 21.A., Tenant shall deliver to Landlord the following (collectively, the "Self-Insurance Documents"): (1) a certificate of
                              ------------------------
an independent actuary or other independent, qualified person reasonably acceptable to Landlord stating that the self-insurance plan is adequate to provide the protection of the insurance policies described in Section 21.A.; (2) a balance sheet as of the end of the most recent quarter of the then-current fiscal year of Tenant (or, if the first quarter in such fiscal year has not expired, the last quarter of the previous fiscal year), prepared by a national firm of certified public accountants (reasonably acceptable to Landlord) in accordance with generally accepted accounting principles consistently applied ("GAAP"), accompanied by such accounting firm's opinion that the Tangible Net
  ----
Worth of Tenant exceeds $100,000,000; and (3) a letter (a "Compliance Letter")
                                                           -----------------
certifying that, to Tenant's best knowledge, such information is true and correct in all material respects as of the date stated, there has been no material adverse change in the financial condition of Tenant since such date, and there are no lawsuits pending (individually or in the aggregate) which, if adversely decided, could reasonably be expected to have a material adverse effect on Tenant's financial condition. Thereafter, Tenant shall deliver to Landlord as soon as available (and in any event within 60 days) after the end of each fiscal year, a balance sheet for such fiscal year, prepared by a national firm of certified public accountants (reasonably acceptable to Landlord) in accordance with GAAP, accompanied by such accounting firm's unqualified opinion that the Tangible Net Worth of Tenant exceeds $100,000,000, together with a Compliance Letter. If at any time Tenant's Tangible Net Worth is less than $100,000,000 or if the contents of the Compliance Letter is not reasonably satisfactory to Landlord, then Tenant shall be required to immediately obtain and maintain the insurance provided for in Section 21.A. If Tenant self-insures any of the risks to which coverage is required under Section 21.A., Tenant's self-insurance program shall be amended to include the waivers of subrogation and the additional insured status mentioned above in favor of Landlord and its agents and partners. Furthermore, (a) the self-insurance protection shall be equivalent to the coverage required above and Tenant shall not be relieved from the indemnification obligations of this Lease, and (b) the Self-Insurance Documents shall indicate the additional insured status mentioned above as well as the waivers of subrogation, and shall state that Landlord will be notified in writing 30 days prior to cancellation or material change of such self-insurance program. If Tenant fails to comply with the requirements relating to self-insurance and insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord immediately on demand the premium cost thereof. It is expressly understood that the self-insurance permitted above does not relieve Tenant of its statutory obligations under the New Jersey Workers' Compensation Act. If Tenant self-insures under this Section 22 and is obligated to defend Landlord under any provision of this Lease, Landlord shall have the right to engage special counsel for its defense at Tenant's expense, and Tenant shall pay, as incurred from time to time, Landlord's reasonable attorneys' fees and expenses (including, without limitation, expert witness fees) relating to Landlord's defense. As used herein, "Tangible Net Worth" means the excess of total assets
                          ------------------
over total liabilities (in each case, determined in accordance with GAAP) excluding from the determination of total assets all assets which would be classified as tangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

        23.    Mechanic's Liens.
               ----------------

        The Tenant will not permit any mechanic's or materialmen's or other liens to stand against the Premises for any labor or material furnished the Tenant in connection with work of any character performed on said Premises by or at the direction of the Tenant; and the Landlord will not permit any such liens for work or material furnished the Landlord to stand against such Premises. However, the Landlord and the Tenant shall respectively have the right to contest the validity or amount of any such lien, but upon the final determination of such questions shall immediately pay any adverse judgment rendered with all proper costs and charges and shall have the lien released at the contestant's own expense. If Landlord or Tenant desires to contest any such lien, then prior to commencing such contest it will furnish the other party with a bond, if requested, to secure the payment of such obligation.

        24.    Assignment or Subletting.
               ------------------------

        A.     Transfers. Except as provided in Section 24.G., Tenant shall not,
               ---------
without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant,
(4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in
Section 24.A.(1) through 24.A.(6) being a "Transfer").
                                           --------

        B.     Consent Standards. Landlord shall not unreasonably withhold its
               -----------------
consent to any assignment or subletting of the Premises, provided that the proposed transferee (A) is creditworthy, (B) has a good reputation in the business community, (C) will use the Premises for the use permitted herein, and
(D) is not a governmental entity, or subdivision or agency; otherwise, Landlord may withhold its consent in its sole discretion.

        C.     Request for Consent. If Tenant requests Landlord's consent to a
               -------------------
Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord's expenses in reviewing such request.

        D.     Conditions to Consent. If Landlord consents to a proposed
               ---------------------
Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an event of default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an event of default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

        E.     Cancellation. Landlord may, within fifteen (15) days after
               ------------
submission of Tenant's written request for Landlord's consent to (i) an assignment or (ii) a subletting of 60% or more of the Premises, but not the subletting of less than 60% of the area of the Premises, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed

Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease the Premises to the prospective transferee (or to any other person) without liability to Tenant.

        F.     Additional Compensation.  Tenant shall pay to Landlord,
               -----------------------
immediately upon receipt thereof, sixty percent (60%) of any excess of (1) all rent (or any compensation in lieu of rent) received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over (2) the rent allocable to the portion of the Premises covered thereby.

        G.     Permitted Transfers.  Notwithstanding Section 24.A., Tenant may
               -------------------
Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a
             ------------------
"Permitted Transferee") without the written consent of Landlord:
 --------------------

               (1) an affiliate of Tenant (being an entity controlling, controlled by, or under common control with Tenant);

               (2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

               (3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease. At least 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Tangible Net Worth" means the excess of total assets over total
            ------------------
liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from
                                             ----
the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 24.

     25.  Delays.
          ------

     In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any of their or its respective provisions anywhere herein contained, by reason of (i) the destruction, in whole or in part, of any building or improvement forming a part of the entire Premises, or
(ii) strikes, or (iii) lockouts, or (iv) labor troubles, or (v) war, whether declared or undeclared, or (vi) riot, or (vii) Act of God, or (viii) embargoes, or (ix) delays in transportation, or (x) inability to procure materials and/or labor, or (xi) failure of power, or (xii) restrictive governmental laws or regulations, whether valid or not, or (xiii) insurrection, or (xiv) any other reason other than financial, beyond the reasonable control of such party, and not the fault of the party so delayed or hindered in or prevented from performing work or doing acts otherwise required under this Lease, then performance of such work or doing of such acts shall be excused for the period of the delay, and the period for the performance of such work or doing such acts shall be extended for a period equivalent to the period of such delay; provided, however, that the provisions of this Section 25 shall not operate so as to excuse or release Tenant from the prompt payment of rent or other sums required to be paid by Tenant to Landlord or to other payees anywhere hereunder.

     26.  Run With The Land.
          -----------------

     The covenants and conditions herein contained shall be construed as running with the land, apply to and bind the parties hereto, their respective heirs, representatives, executors, administrators, successors and assigns of all of the parties hereto. All parties hereto agree that they shall be jointly and severally liable hereunder for their respective obligations.

     27.  Option to Renew.
          ---------------

     Tenant is hereby granted two options to renew the Lease as specified in
Schedule 3.B.

     28.  Expansion Right.
          ---------------

     A. Tenant shall have the right to require that Landlord expand the size of the Building to add up to an additional 143,000 additional square feet of rentable area (the "Expansion Space"). Any such expansion shall be subject to
                    ---------------
Landlord's and Tenant's reasonable approval of the site plan, plans and specifications, and construction budget therefor. The design of any the Expansion Space shall be such that Landlord can reasonably market the same as office space for lease to third parties on a multi-tenant basis following expiration or termination of this Lease. Any such expansion shall be done in compliance with all applicable local and state laws, including zoning and building ordinances.

     Tenant's right to exercise its expansion right is subject to (1) Tenant being in default hereunder at the time Tenant exercises such right; (2) Tenant then occupying not less than 75% of the rentable square feet of the Premises; and Tenant not having assigned its rights in the entire

Premises (other than pursuant to a Permitted Transfer); and (3) Tenant's credit rating then being not less than Baa1 by Moody's Investor Service, Inc. ("Moody's") or BBB+ by Standard & Poor's Rating Group ("S&P"), or their
  -------                                               ---
equivalent.

     B. If Tenant wishes to exercise its rights under this Section 28, it shall notify Landlord thereof in writing, and Landlord and Tenant shall thereafter meet to determine the exact scope of the expansion and to agree upon a schedule for development of the site plan, plans and specifications, and construction budget for the Expansion Space, all of which shall be subject to Landlord and Tenant's reasonable approval. Landlord shall be responsible for causing preparation of the site plan and plans and specifications and then for constructing the Expansion Space after approval of such items and the budget. As a condition to exercise of Tenant's rights hereunder, Tenant agrees to reimburse Landlord for all cost and expenses incurred by Landlord in preparation of the site plan, plans and specifications, and construction budget in the event that the parties are unable to agree upon the exact scope of the project for the Expansion Space and do not proceed with construction thereof. If the parties do agree and construction proceeds, such costs shall be included in the total cost of the Expansion Space for purposes of determining the rent therefor as provided in Section 28.C.

     C.   If the parties agree to any such expansion, the following shall apply:

     1. Upon completion of the Expansion Space, the Term shall be extended such that it shall end 10 years from the date of occupancy of the Expansion Space as to both the initial Premises and the Expansion Space;

     2. Prior to commencement of construction of any such expansion, Landlord and Tenant shall agree upon the final site plan, the plans and specifications for design thereof, and upon a budget specifying all applicable costs of construction.

     3. The rental for the Expansion Space shall be based upon the total hard construction costs and soft costs for constructing the same, all of which shall be competitively bid at that time, and which shall include construction management fees, legal fees, loan fees, design fees, approval fees, and consulting fees (all of which shall not be in excess of then comparable market rates therefor), and a reasonable allocation of land costs, multiplied by an interest rate equal to the then current 10 year treasury rate plus 500 basis points (but not less than 10.5% per annum). The rental rate will be set such that it will fully amortize all such costs at the aforesaid interest rate over a period of 10 years. The total hard and soft costs for constructing the Expansion Space shall be subject to an agreed-upon maximum amount, which shall be specified in the budget for constructing the Expansion Space.

     4. The Base Rent for the initial Premises for the extended 10 year period of the Term shall be at the greater of the Base Rent then payable or 95% of the then Prevailing Rental Rate, determined as provided in
          Schedule 3.B.

     D. If Tenant exercises its rights under this Section 28, and the parties are unable to agree upon the final plans and specifications and construction budget for the Expansion Space and for the rental payable in respect thereof, then provided that (i) the Expansion Space requested by Tenant complies with the provisions of Section 28.A. regarding the space being reasonably marketable in the general office market to third parties on a multi-tenant basis, and (ii) the proposed design for the Expansion Space was such that the Construction Costs reasonably projected therefor were not in excess of those that would be incurred in the market where the Building is located for construction of a typical Class A multi-tenant office space for low rise buildings (not in excess of three stories), and only in such event, Tenant shall have the option to purchase the Building from Landlord at its Fair Market Value, determined in accordance with
Schedule 28.D. If Tenant has given notice to Landlord that it wishes to exercise its rights under this Section 28; Landlord and Tenant have not been able to agree on the plans and specifications and construction budget for the Expansion Space and the rent payable therefor; and Tenant believes it is entitled to exercise its rights under this Section 28.D., it shall notify Landlord thereof in writing. If Landlord disputes Tenant's right to exercise its rights under this Section 28.D., it shall so notify Tenant within fifteen (15) days after receipt of Tenant's notice, and the parties shall submit such dispute to arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, with the arbitration being held in Washington, D.C. At such proceeding, the arbitrator be limited solely to determining whether the conditions precedent to Tenant's right to exercise its purchase option under this Section 28.D. have occurred. If Landlord agrees that Tenant has the right to exercise its rights under this Section 28.D., or if it is so determined by an arbitrator appointed as provided in the preceding sentence, then Landlord and Tenant shall meet within a further period of fifteen (15) days after such determination to see if they can agree upon the Fair Market Value of the Building; at such meeting the then Landlord shall disclose to Tenant the purchase price it paid for acquisition of the Building (the "Landlord's Purchase
                                                             -------------------
Price"). If they are unable to so agree, then the Fair Market Value shall be
-----
determined in accordance with the provisions of Schedule 28.D. and upon final determination thereof, Tenant shall be obligated to purchase and Landlord shall be obligated to sell the Building to Tenant for the greater of (i) such Fair Market Value, or (ii) the Landlord's Purchase Price. The purchase price shall be payable in full in cash at closing, and Landlord shall convey the Building to Tenant free of any liens and subject only to the encumbrances and restrictions affecting the Building on the date of this Lease and such other encumbrances as Landlord may hereafter place upon the Building, provided the same do not materially interfere with the use thereof for the purposes herein contemplated or materially diminish the value thereof. The closing shall occur within thirty
(30) days after the Fair Market Value is so determined at the offices of Landlord. At such closing Landlord shall convey the Building to Tenant by special warranty deed or its equivalent, and Tenant shall pay to Landlord the purchase price in full in cash. Tenant shall be responsible for obtaining title insurance in connection with such acquisition.

     29.  Subordination.
          -------------

     This Lease shall be subject and subordinated at all times to the liens of any mortgages or deeds of trust in any amount or amounts whatsoever now existing or hereafter encumbering the Premises, without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand, such further instruments evidencing such subordination of this Lease to such liens of mortgages or deeds of trust as may be reasonably requested by Landlord. So long as Tenant shall pay the rent reserved and comply with, abide by and discharge the terms, conditions, covenants and obligations on its part, to be kept and performed herein and shall attorn to any successor in title, notwithstanding the foregoing, the peaceable possession of the Tenant in and to the Premises for the Term of this Lease, shall not be disturbed, in the event of the foreclosure of any such mortgage or deed of trust, by the purchaser at such foreclosure sale or such purchaser's successor in title.

     30.  Holdover.
          --------

     Any holding over after the expiration of the Term of this Lease or any extension thereof, with the consent of Landlord, shall be construed to be a tenancy from month-to-month, at one hundred twenty-five percent (125%) of the base monthly rental as paid during the last month of the initial Term or any renewal term hereof, and shall otherwise be on the terms and conditions herein specified so far as applicable.

     31.  Termination.
          -----------

     Tenant shall have the right to terminate this Lease effective at the end of the seventh full Lease Year of the Term, provided that (i) Tenant shall have given Landlord not less than 12 months prior written notice of its desire to terminate this Lease, and (ii) concurrently with the giving of such notice Tenant shall pay to Landlord one-half of the Termination Fee provided for below, with the balance being due and payable in full on, and as a precondition to, the date of effective termination of this Lease. The fee payable by Tenant for its right of termination (the "Termination Fee") shall be an amount equal to (1) the
                           ---------------
unamortized cost of the Tenant Improvement Allowance, and the Architectural Allowance, to the extent the same are funded by Landlord, plus all unamortized leasing commissions paid by Landlord in connection with the execution of this Lease, plus (2) five months Base Rent at the then effective rate. For the purposes of clause (1) preceding, the unamortized cost of the enumerated items shall be the amount required to amortize the sum of such costs over a period of 10 years using an interest rate of 10% per annum.

     32.  Alternative Dispute Resolution.
          ------------------------------

     Landlord and Tenant shall attempt to settle any claim or controversy arising out of this Lease, other than any failure by Tenant to timely pay Base Rent, through consultation and negotiation in the spirit of mutual friendship and cooperation. If such attempts fail, then the dispute shall first be submitted to a mutually acceptable neutral advisor for mediation, fact-finding or other form of alternate dispute resolution. Neither of the parties may unreasonably withhold acceptance of such an advisor, and his or her selection will be made within 30 days after notice by the other party demanding such mediation. Cost of such mediation or any other alternate dispute resolution agreed upon by the parties shall be shared equally by Landlord and Tenant. Any dispute which cannot be so resolved between the parties within ninety (90) days of the date of the initial demand by either party for such mediation, shall be finally determined by the courts. The use of such a procedure shall not be construed to affect adversely the rights of either party under the doctrines of laches, waiver or estoppel. Nothing in this Section 32 shall prevent either party from pursuing judicial proceedings if (a) good faith efforts to resolve a dispute under these procedures have been unsuccessful or (b) interim resort to a court is necessary to prevent serious and irreparable injury to a party or to others.

     33.  Environmental.
          -------------

     For purposes of this paragraph: "Existing Environmental Conditions" shall
                                      ---------------------------------
mean the environmental conditions at the Premises, including the presence of any Hazardous Materials, as of the commencement of the Term of this Lease including but not limited to any conditions specifically identified in the reports (the "Environmental and Structural Reports") listed in Schedule 33 hereto:
 ------------------------------------                      --

     A. Landlord agrees to indemnify and save harmless Tenant, Tenant's successors and assigns and Tenant's present and future officers, directors, employees and agents (collectively "Indemnitees") from and against any and all
                                    -----------
liabilities, penalties, fines, forfeitures, demands, damages, losses, claims, causes of action, suits, judgments, and costs and expenses incidental thereto (including cost of defense, settlement, reasonable attorney's fees, reasonable consultant's fees and reasonable expert fees), which Tenant or any or all of the Indemnitees may hereafter suffer, incur, be responsible for or disburse as a result of:

     (1) any governmental action, order, directive, administrative proceeding or ruling;

     (2) personal or bodily injuries (including death) or damage (including loss of use) to any Premises (public or private);

     (3) cleanup, remediation, investigation or monitoring of any pollution or contamination of or adverse effects on human health or the environment; or

     (4) any violation or alleged violation of laws, statutes, ordinances, orders, rules or regulations of any governmental entity or agency (collectively "Environmental Liabilities")
                         -------------------------

directly or indirectly caused by or arising out of any Existing Environmental Conditions or Environmental Hazards existing on or about the Premises except to the extent that any such Environmental Hazard is caused by or arises out of Tenant's occupancy of the Premises. The term "Environmental Hazards" shall be
                                              ---------------------
defined as hazardous substances, hazardous wastes, pollutants, asbestos, polychlorinated biphenyls (PCBs), petroleum or other fuels (including crude oil or any fraction or derivative thereof) and underground storage tanks. The term "hazardous substances" shall be as defined in the Comprehensive Environmental
 --------------------
Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.)
                                                                  ------
(CERCLA), and any regulations promulgated pursuant thereto. The term "hazardous
                                                                      ---------
wastes" shall be as defined in the Resource Conservation and Recovery Act (42
------
U.S.C. Section 6901 et seq.) (RCRA), and any regulations promulgated pursuant
                    ------
thereto. The term "pollutants" shall be as defined in the Clean Water Act (33
                   ----------
U.S.C. Section 1251 et seq.), and any regulations promulgated pursuant thereto.
                    ------
This provision shall survive termination of the Lease.

     B. Tenant agrees to indemnify and save harmless Landlord, Landlord's successors and assigns and Landlord's present and future officers, directors, employees and agents (collectively "Indemnitees") from and against any and all
                                    -----------
liabilities, penalties, fines, forfeitures, demands, damages, losses, claims, causes of action, suits, judgments, and costs and expenses incidental thereto (including cost of defense, settlement, reasonable attorneys' fees, reasonable consultant fees and reasonable expert fees), which Landlord or any or all of the Indemnitees may hereafter suffer, incur, be responsible for or disburse as a result of any Environmental Liabilities directly or indirectly caused by or arising out of any Environmental Hazards existing on or about the Premises but only to the extent that any such Environmental Hazards are caused by or arise out of Tenant's occupancy of the Premises. This provision shall survive termination of the Lease.

     34.  Brokers.
          -------

     The parties agree that Julien J. Studley, Inc. and C. B. Richard Ellis, Inc. ("Broker") are the sole brokers who brought about this Lease. Tenant
       ------
represents and warrants that Tenant did not negotiate with respect to the leasing of the Premises through any other broker and that no other broker was instrumental in bringing about this lease. Tenant shall indemnify Landlord against any and all claims of any other brokers with whom Tenant has had any dealings, and shall hold Landlord harmless from all losses and expenses in connection therewith, including reasonable legal expenses. Landlord represents and warrants that Landlord has not dealt with any other real estate broker in connection with the leasing of the Premises, and Landlord agrees to indemnify and hold Tenant harmless from all losses and expenses in connection with the claims of any real estate broker claiming by, under or through Landlord, including reasonable legal expenses. Landlord shall pay the commission of C. B. Richard Ellis, Inc. who, in turn, shall pay the commission of Julien J. Studley, Inc., in each case pursuant to the terms of a separate agreement.

     35.  Notices.
          -------

     All notices, approvals or requests in connection with this Lease shall be sent by certified mail, or via overnight carrier with delivery charges prepaid or with delivery not conditioned upon payment of charges, except notices concerning repairs and replacements which may be given orally or by any other means which might reasonably be expected to give the other party notice; provided, however, that no notice other than by certified mail or overnight carrier shall constitute a notice of default authorizing cancellation of this Lease. Notices to the Landlord may be addressed to the Landlord at the addresses set out in the introductory paragraph to this Lease. Notices to the Tenant shall be addressed to Motorola, Inc., CE Real Estate & Development, 425 N. Martingale Road, Schaumburg, IL 60173, Attention: Real Estate Manager. Either party may at any time designate by written notice to the other a change of address.

     36.  Waiver.
          ------

     Failure or delay on the part of Landlord or Tenant to exercise any right, remedy, power or privilege hereunder shall not operate as a waiver thereof. A waiver, to be effective, must be in writing and must be signed by the party making the waiver. A written waiver of a default shall not operate as a waiver of any other default or of the same type of default on a future occasion.

     37.  Amendments.
          ----------

     No revision of this Lease shall be valid unless made in writing and signed by duly authorized representatives of both parties.

     38.  Quiet Enjoyment.
          ---------------

     If Tenant performs the terms of this Lease, Landlord will warrant and defend Tenant in the quiet and peaceful enjoyment and possession of the Premises during the Term hereof and any extension without interruption by Landlord or any person claiming under Landlord.

     39.  Conveyance by Landlord.
          ----------------------

     Landlord covenants that no conveyance, assignment by or other change of interest of Landlord in the Premises hereby demised, whether recorded or unrecorded, shall be binding upon Tenant unless and until Tenant shall be actually notified thereof by certified mail or overnight carrier, and any such purchaser, assignee or other party in interest agrees to affirm and assume all of the duties and obligations of the Landlord under this Lease, and in no event shall such conveyance, assignment or other change of interest affect this Lease or the renewal option, expansion or termination rights hereunder. If Landlord assigns its rights under this Lease, then Landlord shall be released from any further obligations hereunder, provided the assignee assumes Landlord's obligations hereunder in writing.

     40.  Short Form Lease.
          ----------------

     The parties will at any time at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of lease setting forth a description of the Premises, the Term of this Lease and any other portions hereof, excepting the rental provisions, as either party may request.

     41.  Construction of Language.
          ------------------------

     The terms Lease, lease agreement or agreement shall be inclusive of each other, and include renewals, extensions or modifications of the Lease. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular shall be held to include the plural and the plural to include the singular, when the sense requires. Section headings and titles are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof. References in this Lease to a "Section" shall
                                                                  -------
be references to sections of this Lease unless the context indicates to the contrary.

     42.  Marginal Headings.
          -----------------

     The headings in this Lease are used only for convenience in finding the subject matters, and are not to be taken as part of this Lease, or to be used in determining the intent of the parties.

     43.  Entire Agreement.
          ----------------

     This Lease constitutes the final expression of the agreement of the parties; it is intended as a complete and exclusive statement of their agreement, and it supersedes all prior and concurrent promises, representations, negotiations, discussions and agreements that may have been made with respect to the subject matter hereof.

     44.  Severability.
          ------------

     If any provision of this Lease, or the application thereof to any person or circumstance, shall be held invalid or unenforceable by any court of competent jurisdiction, the remainder of this Lease or the application of such provisions to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

     45.  Estoppel Certificate.
          --------------------

     Tenant shall, from time to time upon not less than ten (10) business days' prior written request by Landlord, deliver to Landlord a statement in writing stating upon Tenant's knowledge and belief: (a) that this Lease is unmodified and in full force and effect or, that there have been modifications, that the Lease as modified is in full force and effect; (b) the dates to which Rent and other charges have been paid; (c) that Landlord is not in default under any provision of this Lease or, if in default, a detailed description thereof. Failure to deliver the certificate within ten (10) days shall be conclusive upon Tenant, for the benefit of Landlord and its successors, that this Lease is in full force and effect and has not been modified except as may be represented to Landlord.

     46.  Signs.
          -----

     Tenant shall not exhibit, inscribe, paint or affix any sign on the exterior of the Building or the property or in any window of the Premises without Landlord's prior written consent. Subject to compliance with applicable laws and restrictive covenants, Tenant shall be entitled to install, at its cost, a sign on the monument signage, a building top sign and l a tenant identification sign in front of the building at Tenant's expense. In the event of Tenant's uncured default as set forth above, Landlord, in addition to its other remedies available hereunder, may remove such signs without any liability to Tenant and Tenant shall reimburse Landlord for the cost of such removal immediately upon demand therefor.

     47.  [omitted]

     48.  Rules and Regulations.
          ---------------------

     Tenant agrees for itself, its employees, agents, clients, customers, invitees and guests, to comply fully with reasonable rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make for the Building.

     Tenant shall be responsible for the observance of all of the foregoing rules and regulations by Tenant's employees, agents, clients, customers, invitees and guests. Landlord and Tenant agree that Landlord's remedy for violation of any of the foregoing rules and regulations by Tenant (or any person or entity under Tenant's authority or control) shall be a payment by Tenant to Landlord an amount equal to the reasonably substantiated actual damages suffered or incurred by Landlord on account of such violation.

     49.  [omitted]

     50.  Additional Rent - Operating Expenses and Real Estate Taxes.
          ----------------------------------------------------------

     For purposes of this Section and this Lease, the term "Tenant's Percentage
                                                            -------------------
Share" shall mean 100%. Landlord and Tenant each acknowledge that the Base Rent
-----
specified in Section 3 does not provide for Operating Expenses and Real Estate Taxes which may hereafter pertain to the Building or the property of which the Premises are a part. Tenant shall pay as Additional Rent its percentage share of Real Estate Taxes and Operating Expenses as follows:

     A.   Real Estate Taxes. Tenant shall pay to Landlord, (or directly to the
          -----------------
taxing authority if there is a separate real estate tax bill for the Premises), Tenant's Percentage Share of the Real Estate Taxes assessed against the Premises. The additional rent imposed hereby shall be paid by Tenant to Landlord upon submission by Landlord of a real estate tax bill and an invoice therefor. A copy of the original receipted tax bill submitted by Landlord to Tenant shall be sufficient evidence of the amount of taxes assessed against the real property to which such bill relates. The calculation of Tenant's Percentage Share of Real Estate Taxes shall be submitted with the above-referenced tax bill. Should the taxing authorities include in such Real Estate Taxes the value of any improvements made by Tenant, or include machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, the Tenant shall also pay the entire taxes for such items.

     B.   Operating Expenses. Landlord and Tenant acknowledge that this Lease
          ------------------
shall be construed to be a "modified triple net lease" and that except as
                            -------------------------
expressly set forth in Section 12, Landlord shall receive the monthly Base Rent free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises (not the operation of the owning entity itself). In addition to the Base Rent, except as expressly set forth in Section 12 of this Lease, Tenant shall pay to the parties respectively entitled thereto all impositions (including any taxes on rentals paid to Landlord), insurance premiums, operating charges, maintenance charges, construction costs, and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease as being Tenant's responsibility and cost, during the Term. The specific responsibility of

Landlord and Tenant for repairs, replacements and maintenance is more fully described in Section 12. Tenant shall pay to Landlord, Tenant's Percentage Share of the Operating Expenses for the Premises. For purposes of this Lease, the term "Operating Expenses" shall mean those costs reasonably incurred by Landlord in
 ------------------
connection with the ownership, operation, and maintenance of the Building and Premises, including without limitation: 1) parking lot lighting; 2) landscaping and lawn care (to the extent performed by Landlord); 3) snow removal (to the extent performed by Landlord); 4) the insurance provided for in Section 21.B.,
5) a management fee, not to exceed one percent (1%) of Base Rent; 6) wages and salaries of all employees engaged in operation, maintenance and security of the Building, including taxes, insurance, and benefits relating thereto; and 7) all supplies and materials used in the operation, maintenance, repair, replacement and security of the Building. The additional rent imposed hereby shall be paid by Tenant to Landlord upon submission by Landlord of a detailed invoice and backup Landlord shall not bill or charge Tenant for any fees, accounting fee, audit fees appraisal fees, refinancing costs or any other similar type of fee other than as listed above.

     Notwithstanding anything to the contrary, the following shall be excluded from "Operating Expenses":
      ------------------

     A. Administrative and management salaries, except for personnel working exclusively for the Building and/or the property of which the Premises are a part.

     B. Expenses for any capital improvements made to the property or Building. For Operating Expense purposes, a capital improvement need not add value to the Building, but can prolong the Building's life, or a system or component of the Building's life. A capital improvement must have a useful life of more than one year's time.

     C. Expenses for painting, redecorating or other work performed, or equipment furnished for any tenant of the Building or the property.

     D. Expenses for repairs or other work occasioned by fire, windstorm or other insurable casualty.

     E. Expenses incurred in leasing, marketing, advertising, or in procuring new tenants.

     F.   Legal expenses incurred in enforcing the terms of any lease.

     G. Interest or amortization payments of any mortgage on the Premises, the Building and/or the property.

     H.   Expenses incurred in refinancing the Building or property.

     I.   Tenant improvement expenses.

     J. Costs resulting from Landlord's violation of any agreement to which Landlord is a party, or of any applicable laws, ordinances, rules, regulations or orders.

     K. Any expenses for which Landlord actually receives payment from insurance, condemnation awards, other tenants, or any other source.

     L. Transfer or recordation taxes and other charges incurred in connection with the transfer of the Building.

     M.   Land trust fees.

     N. Any other permissible costs to the extent they exceed arms-length competitive rates.

     O.   Memberships, tuition, seminars and contributions.

     P. Increases in real estate taxes attributable to the sale or transfer of the Building.

     Q. Costs incurred to remove, remedy, contain or treat any Environmental Hazards on, in or about the Premises, the real property or the Building (including, without limitation, Environmental Hazards in the ground water or soil) to the extent such Environmental Hazards are (1) in existence as of the Lease Commencement Date and in violation of applicable laws, or (2) introduced into the real property after the Lease Commencement Date by Landlord or Landlord's agents, employees or tenants (excluding Tenant and its agents and employees) in violation of applicable laws in effect as of the date of introduction.

     R. Costs, fees and expenses associated with the formation and administration of the ownership entity constituting Landlord, and of its partners and affiliates, such as costs of tax returns, annual audits or appraisals.

     If Landlord desires Tenant to pay its proportionate share of Real Estate Taxes and Operating Expenses on a monthly basis, at the beginning of each calendar year, Landlord shall supply to Tenant an estimate, certified by an authorized agent or officer of Landlord, setting forth in detail Landlord's reasonable estimate of Operating Expenses and Real Estate Taxes for such calendar year, and Tenant's Percentage Share of same. The additional rent imposed hereby shall be paid by Tenant to Landlord in monthly installments, in advance, as the Operating Expenses and Real Estate Taxes component of the total monthly rent. Each such monthly installment of Operating Expenses and Real Estate Taxes shall be equal to one-twelfth (1/12) of Tenant's Percentage Share of the Landlord's reasonable estimate of the Operating Expenses and Real Estate Taxes for such calendar year. Within ninety (90) days after the end of each calendar year Landlord shall provide to Tenant a detailed statement, certified by an authorized agent or officer of Landlord, setting forth in reasonable detail the actual Operating Expenses and Real Estate Taxes for the preceding calendar year. Such statement shall also include a calculation or reconciliation of estimated Operating Expenses and Real Estate Taxes to actual Operating Expenses and Real Estate Taxes and of any overpayment or underpayment made by Tenant to Landlord with respect to the Operating Expenses and Real Estate Taxes for such preceding calendar year. In the event Tenant underpaid Landlord for Tenant's Percentage Share of

Operating Expenses and Real Estate Taxes for such preceding calendar year, Tenant shall pay the amount of such underpayment to Landlord within thirty (30) days of Tenant's receipt of Landlord's certified statement. In the event Tenant overpaid Landlord for Tenant's Percentage Share of Operating Expenses and Real Estate Taxes of such year, Landlord shall credit Tenant an amount equal to such overpayment amount against Tenant's future monthly Operating Expenses and Real Estate Taxes obligations until such credit is exhausted. (If such overpayment by Tenant is made in the last year of the Lease Term, Landlord shall remit to Tenant the amount of the overpayment due hereunder within thirty (30) days of the expiration or termination date of the Lease.) If a dispute arises between Landlord and Tenant as to whether any item or items shall be properly included in such statement, the matter shall be determined in accordance with Section 32 of the Lease, and the determination of such matter as therein provided shall be final and binding upon Landlord and Tenant.

     Tenant, or its representative shall have the right to examine and to copy Landlord's books and records showing Operating Expenses and Real Estate Taxes at Tenant's sole cost and expense. Such examination will be upon reasonable prior notice to Landlord and during normal business hours at any time within six (6) months following the furnishing by Landlord to Tenant of Landlord's annual statement reconciling estimated operating expenses to actual operating expenses. The books and records that Tenant may examine include, but are not limited to, accounting records, vendor contracts, payroll records, management agreements and supporting invoices and detail for all items. If an error is discovered that has also been made in previous Landlord statements, Tenant may correct that same error in the previous statements and receive credit therefor. Mathematical errors or errors in computation may be corrected at any time during the Term of the Lease. Tenant agrees to keep all information obtained by it pursuant to this
Section 50 confidential in the same manner as is applicable to Landlord pursuant to Section 56.

     51.  Tenant Expense Waiver.
          ---------------------

     Notwithstanding the provisions of Section 50, it is understood and agreed that in the event Landlord fails to submit to Tenant an itemized bill for any amounts which may be due thereunder within one hundred eighty (180) days after the expiration of the Term of this Lease to which such expenses, charges and/or escalations are applicable, Tenant shall not be liable for payment of any such additional expenses, charges and/or escalations, it being expressly agreed by the parties that Landlord shall be deemed to have waived its right to collect such expenses, charges and/or escalations from Tenant for such Lease.

     52.  Compliance With Federal Laws.
          ----------------------------

     Tenant conducted a study to determine the status of compliance of the Building and the Premises with Title 3 of the Americans with Disabilities Act and the regulations promulgated thereunder (collectively, the "ADA"). A portion
                                                               ---
of the Base Building Work, based upon the studies conducted by Tenant, is designed to bring the Building into compliance with ADA. As between Landlord and Tenant, Tenant shall be solely responsible for all costs and expenses associated with ADA compliance as to the Building and the Premises during the Term. If hereafter the ADA should be amended to require additional work with respect to the Building or the interior of the Premises, then Landlord shall be responsible for all costs and expenses in connection with bringing the exterior of the Building into compliance with the ADA (and such expenses shall not be Operating Expenses), and Tenant shall be responsible for all costs to bring the interior of the Premises into compliance with the ADA.

     53.  [omitted].
           -------

     54.  No Party To Be Deemed Drafter.
          -----------------------------

     Landlord and Tenant have both had the opportunity to have counsel examine this Lease and to propose changes to clarify any ambiguities. Accordingly, in any interpretation of this Lease, an ambiguity shall not be resolved by interpreting the Lease against the drafter. The language of this Lease shall be interpreted according to the fair meaning and not for or against either party.

     55.  No Intended Third Party Beneficiary.
          -----------------------------------

     Landlord and Tenant may each, separately, deal with other persons in connection with the Premises or with other matters that may also relate to or be the subject of this Lease. Landlord and Tenant do not intend to make any such third person with whom each of them may deal an intended third party beneficiary under this Lease. There is no third person who is an intended third party beneficiary under this Lease. No incidental beneficiary (whatever relationship such person may have with Landlord or Tenant) shall have any right to bring an action or suit, or to assert any claim against Landlord or Tenant under this Lease.

     56.  Confidentiality and Nondisclosure.
          ---------------------------------

     As Landlord and Landlord's agents will have reasonable access rights to the Premises, Landlord will come into contact with Motorola's business information. Landlord agrees that any information which it gathers, observes or comes into contact with pursuant to this Lease about Motorola operations and business practices, shall be kept confidential and not disclosed to any third party without the prior written consent of Motorola except as required by law. Landlord agrees that it will not in any manner use its knowledge of Motorola's business for the benefit of any other person or company or divulge to others information or data concerning Motorola's business affairs, including the names of customers, names of employees, marketing strategies or terms or particulars of Motorola's business. The Landlord further agrees not to use or disclose to any party any information, systems, ideas, processes, practices, methods of operation or manufacture observed at Motorola's Premises. Landlord agrees to inform all of its representatives or agents that will access the Motorola Premises of this confidentiality requirement. In addition, anyone who enters the Motorola Premises must comply with the instructions of Motorola security personnel on areas of the Premises that require escorted access and sign the Motorola security logs as visitors. In the event Landlord enters the Premises during non-business hours or in the event of an emergency, Landlord will notify Tenant in writing within one (1) business day of its entry and the reason therefor.

     57.  Year 2000
          ---------

     Landlord agrees that it shall be responsible for correcting any failure of any system in the Building that is not in use at the Commencement Date, if and to the extent that such a failure results solely from the change in date from December 31, 1999 to January 1, 2000. Landlord's obligations under this Section 57 shall not extend to any Building or system that is in use or functioning at the Commencement Date.

     58.  Miscellaneous.
          -------------

     A.   Conduit Connection. During the Term (and any extensions or renewals
          ------------------
thereof), Tenant shall be permitted to construct, install, maintain and repair conduit connections to the Premises over, across and through the Premises, the Building, and the common areas in and to the Building for high speed telecommunication transmission lines (and technological evolutions thereof) and fiber optics (individually and collectively, the "Conduit Connection") subject
                                                  ------------------
to compliance with all applicable laws, ordinances, rules and regulations. Tenant shall advise and consult with Landlord as to the exact locations of such Conduit Connection at the Building and Landlord agrees to cooperate with Tenant to facilitate, permit and otherwise obtain such Conduit Connection for the Premises, provided that Landlord shall not be obligated to incur any expense in connection therewith. Landlord shall supervise the installation of all Conduit Connections, and all such installation, maintenance, and repair shall be performed in accordance with Section 9. Upon termination of this Lease, Tenant shall be obligated to remove (at its sole cost and risk) any improvements, utilities, conduits cable or other items of equipment installed or constructed in connection with such Conduit Connection unless Landlord otherwise agrees at the time of installation. Tenant shall repair any damage caused by such removal. Tenant's rights under this Section 58.A. are non-exclusive, and shall not limit Landlord's rights to make installations in the Building.

     B.   Assumption of Lease Obligations. Landlord agrees to reimburse Tenant
          -------------------------------
for Tenant's current obligation to pay rent (both base rent and additional rent) in respect of the lease dated January 3, 1996 between Tenant as successor in interest to the original tenant and MBL Life Assurance Corporation as landlord for its premises at 330 South Randolphville Road, during the period from November 1, 2000 through March 31, 2001, provided that (i) Tenant is not in default under any of its obligations under this Lease during such time period,
(ii) the maximum obligation incurred by Landlord pursuant to this Section 58.B. is $424,760, and (iii) if the Commencement Date is delayed pursuant to the provisions of Section 2.C., then the period during which Landlord shall so reimburse Tenant for its current obligation to pay rent shall be reduced by the time period of such delay on a day for day basis. In no event shall Landlord's obligation to reimburse Tenant hereunder commence prior to November 1, 2000, even if the Commencement Date should occur before such date. Tenant represents and warrants that the monthly aggregate rental payable under such lease is $84,952 per month. Landlord shall so reimburse Tenant within ten (10) business days after receipt of an invoice therefor and a certification from Tenant that it has paid such amount pursuant to such lease.

     C.   Temporary Space. Landlord shall use all commercially reasonable
          ---------------
efforts to cause the existing tenant of the Building to vacate a portion thereof so as to make available up to

60,921 rentable square feet for Tenant's temporary usage on or before December 15, 1999. Landlord shall not be liable to Tenant in damages otherwise if it is unable to obtain the right to use such space. Tenant's occupancy of such temporary space shall be on all of the terms, provisions, and conditions of this Lease, except that Base Rent for such period shall be $10.50 per rentable square foot of area made available, payable monthly in advance.

     D.   Right of First Offer. Provided no event of default on the part of
          --------------------
Tenant exists under this Lease, and provided that Tenant is then occupying at least 75%of the rentable square feet of the Building, Landlord shall, prior to offering for sale the Building or any portion thereof to any party, or prior to accepting any unsolicited offer for the purchase thereof, offer to Tenant the right to purchase the same under the same terms, conditions, and provisions as Landlord either proposes to sell the Building or under the same terms, conditions, and provisions as the unsolicited offer that Landlord proposes to accept. Landlord shall give Tenant written notice (a "Landlord's Notice") of its
                                                      -----------------
desire to so sell the Building setting forth the complete terms, conditions, and provisions of any such sale or of any unsolicited offer it has received that it wishes to accept, including normal and customary allocations closing costs and the delivery of market title, subject only to approved exceptions. Tenant shall have a period of 14 calendar days after receipt of Landlord's Notice in which to elect to acquire the Building under the same terms and conditions as set forth in Landlord's Notice. If Tenant does not affirmatively exercise such right within such time period or otherwise fails to notify Landlord of its election not to exercise its option during such period, Tenant shall be have deemed to have rejected Landlord's offer and thereafter Landlord shall be free to sell the Building under the same (or, as to Landlord, more favorable) terms and conditions as set forth in Landlord's Notice, except that, as provided below, the purchase price may be reduced to not less than 95% of the purchase price specified in Landlord's Notice. Upon consummation of any such sale Tenant shall have no further rights under this Section 58.D., and upon request Tenant shall execute such documents as Landlord or its transferee may reasonably request to evidence the termination of Tenant's rights. If, however, Landlord should desire to sell the Building or to accept an unsolicited offer for the sale of the Building under terms and conditions that are less favorable to Landlord than those set forth in the Landlord's Notice, Landlord may not sell the Building without again re-offering the same to Tenant in the manner herein set forth, provided that (i) for the purpose of this Section, Landlord may sell or offer to sell the Building for a purchase price that is not less than 95% of the purchase price specified in Landlord's Notice without again reoffering the Building to Tenant, and (ii) if Landlord does not close the sale of the Building to a third party within 15 months after Tenant has elected not to exercise its right under this Section, then Landlord may not consummate the sale of the Building without again reoffering the same to Tenant as provided for in this Section.

     Tenant's rights under this Section 58 shall terminate if this Lease or Tenant's right to possession of the Premises is terminated, or Tenant assigns its interest in this Lease or sublets 25% or more of the rentable square feet of area in the Premises (other than by way of a Permitted Transfer).

     E.   Nitrogen Tanks. Reference is made to the fact that Tenant requires the
          --------------
installation of nitrogen tanks in the Building as part of its Tenant Improvements for operation of Tenant's business in the Premises. Landlord agrees to provide local real estate counsel to obtain necessary local governmental approvals for the nitrogen tanks, but the provision of such legal counsel shall be limited to the initial request and application to the appropriate governmental authorities, and Landlord shall not be responsible for or reimburse Tenant for any costs for appealing any grant or denial of such approval, or for any costs arising out of any litigation relating to the obtaining of such approval or the installation of such tanks. Tenant shall pay all costs associated with engineering services relative to the installation of such nitrogen tanks in the Building.

     F.   Certain Equipment. Reference is made to the fact that the current
          -----------------
tenant in the Building has equipped the same with a diesel generator and certain kitchen equipment. If and to the extent such equipment is left in the Building upon vacancy by the existing tenant, Landlord shall lease such equipment to Tenant as part of the personal property contained in the Premises.

     G.   Building Roof. Tenant shall be allowed to raise the roof over the
          -------------
garage area of the Building, subject to Landlord's right of reasonable approval of the specific design and, in general, Tenant's compliance with the provisions of Section 9.

     59.  Tenant's Right to Terminate.
          ---------------------------

     A. Notwithstanding anything to the contrary contained herein, this Lease and all of Tenant's obligations hereunder are conditional and contingent upon Tenant's receipt of approval of Business Employment Incentive Program Incentives presently pending with the New Jersey Economic Development Authority ("EDA") and
                                                                       ---
the state of New Jersey (the "State") in amount and form acceptable to Tenant in
                              -----
Tenant's reasonable discretion (the "Governmental Incentives"). If the
                                     -----------------------
Governmental Incentives are not received by February 10, 2000, Tenant may by written notice to Landlord terminate this Lease as provided in Section 59.C., whereupon all obligations and liabilities of both Landlord and Tenant shall be extinguished, except only that Tenant agrees under such circumstances to reimburse Landlord promptly for Landlord's "Commensurate Damages" as defined below. The contingency shall expire and thereafter be of no force or effect on February 10, 2000.

     B. As a condition to the effectiveness of Tenant's termination of this Lease pursuant to Section 59.A., Tenant shall pay the following amounts to Landlord (such amounts being referred to herein as "Commensurate Damages");
                                                    --------------------

     (1) Tenant shall reimburse Landlord for all out of pocket costs incurred by Landlord in connection with the preparation and execution of this Lease, including without limitation, attorney's fees, design and space planning costs, inspection costs, and consultant's fees; and

     (2) Tenant shall also pay to Landlord (i) an amount equal to the difference between the Base Rent that would have been payable by Tenant hereunder for the period beginning November 1, 2000 and ending October 31, 2003, and the actual base rent (i.e., excluding amounts paid by such tenants as reimbursement for operating and other expenses) received by Landlord from other tenants to whom space in the Building is hereafter leased by Landlord during such time period, and (ii) an amount equal to the actual costs incurred by Landlord in owning, operating and maintaining the Building, so long as the Building is vacant, during such time period ("Vacant Operating Costs").
                                  ----------------------

The amounts payable pursuant to Section 59.B(1) shall be paid by Tenant to Landlord within 15 days after receipt of a statement therefor from Landlord together with reasonable backup supporting information, such as copies of invoices. The amounts payable pursuant to Section 59.B.2. shall be paid from time to time (but not more frequently than monthly) within 15 days after receipt by Tenant of a statement from Landlord reflecting the amount of Base Rent that would have accrued for the time period in question, the amount of any base rent actually received from other tenants of the Building during such period, and the amount of Vacant Operating Costs for the period in question.

     C. If Tenant has not acted to terminate this Lease by giving written notice to Landlord that the Governmental Incentives have not been received by 5:00 p.m. Eastern Standard Time on February 10, 2000, then this Section 59 shall terminate and be of no further force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed these presents, in duplicate, the day and year first above-written.


L A N D L O R D                              T E N A N T

WHMAB REAL ESTATE                            MOTOROLA, INC.,
LIMITED PARTNERSHIP                          a Delaware Corporation

By:__________________________________,
        its general partner


By: /s/ Stephen M. Abelman                   By: /s/ Rick Kriva         1/10/00
    ---------------------------------           -------------------------------
    Stephen M. Abelman                                       by cal


Its: Assistant Vice President                Its:   Director - CE Real Estate &
      ------------------------------
                                                    Development

                        LIST OF EXHIBITS AND SCHEDULES


                                   Exhibits
                                   --------

Exhibit A             Floor Plan and Description of Land
Exhibit B             Description of Landlord's Work (Environmental Remediation
                      Work) and Schedule
Exhibit C-1           Description of Base Building Improvements
Exhibit C-2           Description of Tenant Improvements

                                   Schedules
                                   ---------
Schedule 3.B.         Renewal Option
Schedule 28.D.        Determination of Fair Market Value
Schedule 33           List of Environmental Reports

                                   EXHIBIT A

                      Floor Plan and Description of Land
                      ----------------------------------

                              Description of Land

PARCEL I

ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING SITUATED IN THE BOROUGH OF SOUTH PLAINFIELD, AND THE TOWNSHIP OF EDISON COUNTY OF MIDDLESEX, STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING IN THE NORTHERLY LINE OF RUNYONS LANE WHERE THE SAME IS INTERSECTED BY THE SOUTHWESTERLY LINE OF NEW JERSEY STATE HIGHWAY ROUTE 287 AND FROM SAID BEGINNING POINT RUNNING; THENCE

1. SOUTH 72 DEGREES 51 MINUTES 16 SECONDS WEST AND ALONG THE AFOREMENTIONED NORTHERLY LINE OF RUNYONS LANE A DISTANCE OF 237.39 FEET TO A CORNER OF LAND NOW OR FORMERLY OF L.A. & C.L. KLINGER; THENCE

2. NORTH 12 DEGREES 21 MINUTES 44 SECONDS WEST AND ALONG THE LINE OF LANDS OF "KLINGER" AS AFOREMENTIONED A DISTANCE OF 196.02 FEET TO A POINT; THENCE

3. NORTH 21 DEGREES 20 MINUTES 09 SECONDS WEST AND STILL ALONG A LINE OF LAND OF "KLINGER" AS AFORESAID A DISTANCE OF 18.27 FEET TO A POINT; THENCE

4. SOUTH 77 DEGREES 17 MINUTES 56 SECONDS WEST AND STILL ALONG A LINE OF "KLINGER" AS AFORESAID A DISTANCE OF 223.01 FEET TO A POINT; THENCE

5. SOUTH 12 DEGREES 45 MINUTES 44 SECONDS EAST AND STILL ALONG ANOTHER LINE OF "KLINGER" AS AFORESAID A DISTANCE OF 231.51 FEET TO A POINT IN THE AFOREMENTIONED NORTHERLY LINE OF RUNYONS LANE; THENCE

6. SOUTH 72 DEGREES 51 MINUTES 16 SECONDS WEST AND ALONG THE NORTHERLY LINE OF RUNYONS LANE A DISTANCE OF 869.34 FEET TO THE EASTERLY SIDE LINE OF NEW BROOKLYN ROAD; THENCE

                              Exhibit A - Page 1

7. NORTH 17 DEGREES 37 MINUTES 14 SECONDS WEST AND ALONG SAID EASTERLY SIDE LINE OF NEW BROOKLYN ROAD A DISTANCE OF 700.12 FEET TO A POINT BEING AS CORNER OF THE PROPERTY DELINEATED ON A MAP ENTITLED "MAP MOUNTAIN VIEW HEIGHTS, THE PROPERTY OF NUNZIO ROBUSTELLI, ESQ." FILED IN THE CLERK'S OFFICE OF MIDDLESEX COUNTY SEPTEMBER 18, 1917 AS MAP NUMBERED 863 FILE NUMBERED 350 (HEREINAFTER REFERRED TO AS THE MAP); THENCE

8. STILL ALONG THE EASTERLY SIDE LINE OF NEW BROOKLYN ROAD AND THE PROPERTY DELINEATED ON SAID MAP NORTH 21 DEGREES 08 MINUTES 30 SECONDS WEST A DISTANCE OF
16.62 FEET TO A POINT; THENCE

9. SOUTH 75 DEGREES 45 MINUTES 30 SECONDS WEST AND ALONG THE NORTHERLY LINE OF NEW BROOKLYN ROAD AS DELINEATED ON SAID MAP A DISTANCE OF 247.46 FEET TO THE POINT OF INTERSECTION OF THE EASTERLY SIDE LINE OF LOT NUMBERED 157 AS DELINEATED ON SAID MAP; THENCE

10. NORTH 13 DEGREES 43 MINUTES 00 SECONDS WEST ALONG THE EASTERLY SIDE LINES OF LOTS 157 THROUGH 150 AS DELINEATED ON SAID MAP A DISTANCE OF 220.59 FEET TO A POINT; THENCE

11. SOUTH 68 DEGREES 51 MINUTES 30 SECONDS WEST ALONG THE DIVIDING BETWEEN LOT 150 AND 149 AS DELINEATED ON SAID MAP A DISTANCE OF 201.68 FEET TO THE EASTERLY LINE OF DURHAM AVENUE; THENCE

12. NORTH 13 DEGREES 43 MINUTES 00 SECONDS WEST ALONG THE EASTERLY SIDE LINE OF DURHAM ROAD A DISTANCE OF 421.69 FEET; THENCE

13. NORTH 64 DEGREES 37 MINUTES 00 SECONDS EAST AND ALONG THE NORTHERLY BOUNDARY LINE OF SAID MAP A DISTANCE OF 863.17 FEET TO A POINT IN THE AFOREMENTIONED SOUTHWESTERLY LINE OF NEW JERSEY STATE HIGHWAY ROUTE 287; THENCE

14. SOUTH 48 DEGREES 06 MINUTES 14 SECONDS EAST AND ALONG THE AFOREMENTIONED SOUTHWESTERLY LINE OF N.J. STATE HIGHWAY ROUTE 287 A DISTANCE OF 1737.467 FEET TO THE AFOREMENTIONED NORTHERLY LINE OF RUNYONS ROAD AND THE PLACE OF BEGINNING.

                              Exhibit A - Page 2

PARCEL II

BEGINNING IN THE EASTERLY LINE OF DURHAM AVENUE AS SAID DURHAM AVENUE HAS BEEN WIDENED BY CONDEMNATION DESCRIBED IN AWARDS DATED JULY 15, 1965, GRANTED BY APPOINTED COMMISSIONERS, AT THE INTERSECTION OF SAID EASTERLY LINE WITH THE DIVIDING LINE OF LOTS NUMBER 154 AND 155 AS SHOWN ON A MAP ENTITLED "MAP MOUNTAIN VIEW HEIGHTS THE PROPERTY OF NUNZIO ROBUSTELLI, ESQ. SITUATED IN PISCATAWAY TOWNSHIP, MIDDLESEX COUNTY, NEW JERSEY" FILED IN THE OFFICE OF THE CLERK OF MIDDLESEX COUNTY, SEPTEMBER 18, 1917 AS MAP NO. 863, FILE 350 (THE MAP) SAID POINT BEING DISTANT 9.44 FEET FROM THE EASTERLY SIDE LINE OF DURHAM AVENUE, FORMERLY NEW BROOKLYN ROAD, AS SHOWN ON SAID MAP AND FROM SAID BEGINNING POINT RUNNING; THENCE

1. NORTH 13 DEGREES 43 MINUTES 00 SECONDS WEST ALONG THE AFORESAID LINE OF DURHAM AVENUE AS WIDENED BY CONDEMNATION, A DISTANCE OF 126.05 FEET TO A POINT; THENCE

2. NORTH 68 DEGREES, 51 MINUTES 30 SECONDS EAST, ALONG THE DIVIDING LINE BETWEEN LOTS NUMBER 149 AND 150 AS SHOWN ON THE MAP, A DISTANCE OF 192.24 FEET TO A POINT; THENCE

3. SOUTH 13 DEGREES 43 MINUTES 00 SECONDS EAST, ALONG THE WESTERLY LINE OF LOTS NUMBERED 147 AND 158 AS SAID LOTS ARE SHOWN ON THE MAP, A DISTANCE OF
126.05 FEET TO A POINT; THENCE

4. SOUTH 68 DEGREES 51 MINUTES 30 SECONDS WEST, ALONG THE DIVIDING LINE BETWEEN LOTS NUMBERED 154 AND 155 AS SAID LOTS ARE SHOWN ON THE MAP, A DISTANCE OF 192.24 FEET TO A POINT IN THE AFOREMENTIONED SAID LINE OF DURHAM AVENUE, AS WIDENED BY CONDEMNATION AND THE POINT AND PLACE OF BEGINNING.

                              Exhibit A - Page 3

PARCEL III

BEGINNING IN THE NORTHWESTERLY LINE OF NEW BROOKLYN ROAD AT THE INTERSECTION OF SAID NORTHWESTERLY LINE WITH THE DIVIDING LINE OF LOTS NUMBER 157 AND 158 AS SHOWN ON A MAP ENTITLED "MAP MOUNTAIN VIEW HEIGHTS THE PROPERTY OF NUNZIO ROBUSTELLI, ESQ. SITUATED IN PISCATAWAY TOWNSHIP, MIDDLESEX COUNTY, NEW JERSEY" FILED IN THE OFFICE OF THE CLERK OF MIDDLESEX COUNTY, SEPTEMBER 18, 1917 AS MAP NO. 863, FILE 350 (THE MAP) AND FROM SAID BEGINNING POINT RUNNING; THENCE

1. SOUTH 75 DEGREES 45 MINUTES 30 SECONDS WEST, ALONG THE AFORESAID NORTHWESTERLY LINE OF NEW BROOKLYN ROAD, A DISTANCE OF 185.0 FEET TO A POINT; THENCE

2. NORTH 58 DEGREES 58 MINUTES 46 SECONDS WEST, A DISTANCE OF 7.94 FEET TO A POINT; THENCE

3. NORTH 13 DEGREES 43 MINUTES 00 SECONDS WEST, ALONG THE EASTERLY LINE OF DURHAM AVENUE, AS SAID DURHAM AVENUE HAS BEEN WIDENED BY CONDEMNATION DESCRIBED IN AWARDS DATED JULY 15, 1965, GRANTED BY APPOINTED COMMISSIONERS, A DISTANCE OF
76.10 FEET TO A POINT; THENCE

4. NORTH 68 DEGREES 51 MINUTES 30 SECONDS EAST, ALONG THE DIVIDING LINE BETWEEN NUMBER 154 AND 155, AS SHOWN ON THE MAP, A DISTANCE OF 192.24 FEET TO A POINT; THENCE

5. SOUTH 13 DEGREES 43 MINUTES 00 SECONDS EAST, ALONG THE WESTERLY LINE OF LOT NUMBER 158 AS SHOWN ON THE MAP, A DISTANCE OF 104.54 FEET TO A POINT IN THE AFOREMENTIONED NORTHWESTERLY LINE OF NEW BROOKLYN ROAD AND THE PLACE OF BEGINNING.

                              Exhibit A - Page 4

THE ABOVE THREE TRACTS BEING JOINTLY DESCRIBED AS FOLLOWS:

BEGINNING IN THE NORTHERLY LINE OF RUNYONS LANE WHERE THE SAME IS INTERSECTED BY THE SOUTHWESTERLY LINE OF NEW JERSEY STATE HIGHWAY ROUTE 287 AND FROM SAID BEGINNING POINT RUNNING; THENCE

1. SOUTH 72 DEGREES 51 MINUTES 16 SECONDS WEST AND ALONG THE AFOREMENTIONED NORTHERLY LINE OF RUNYONS LANE A DISTANCE OF 237.40 FEET TO A CORNER OF LAND NOW OR FORMERLY OF L.A. & C.L. KLINGER; THENCE

2. NORTH 12 DEGREES 21 MINUTES 44 SECONDS WEST AND ALONG THE LINE OF LANDS OF "KLINGER" AS AFOREMENTIONED A DISTANCE OF 196.02 FEET TO A POINT; THENCE

3. NORTH 21 DEGREES 20 MINUTES 09 SECONDS WEST AND STILL ALONG A LINE OF LAND OF "KLINGER" AS AFORESAID A DISTANCE OF 18.27 FEET TO A POINT; THENCE

4. SOUTH 77 DEGREES 17 MINUTES 56 SECONDS WEST AND STILL ALONG A LINE OF "KLINGER" AS AFORESAID A DISTANCE OF 223.01 FEET TO A POINT; THENCE

5. SOUTH 12 DEGREES 45 MINUTES 44 SECONDS EAST AND STILL ALONG ANOTHER LINE OF "KLINGER" AS AFORESAID A DISTANCE OF 231.51 FEET TO A POINT IN THE AFOREMENTIONED NORTHERLY LINE OF RUNYONS LANE; THENCE

6. SOUTH 72 DEGREES 51 MINUTES 16 SECONDS WEST AND ALONG THE NORTHERLY LINE OF RUNYONS LANE A DISTANCE OF 869.34 FEET TO THE EASTERLY SIDELINE OF NEW BROOKLYN ROAD; THENCE

7. NORTH 17 DEGREES 37 MINUTES 14 SECONDS WEST AND ALONG SAID EASTERLY LINE OF NEW BROOKLYN ROAD A DISTANCE OF 700.12 FEET TO A POINT; THENCE

8. STILL ALONG THE EASTERLY SIDE LINE OF NEW BROOKLYN ROAD NORTH 21 DEGREES 08 MINUTES 30 SECONDS WEST A DISTANCE OF 16.62 FEET TO A POINT; THENCE

9. SOUTH 75 DEGREES 45 MINUTES 30 SECONDS WEST AND ALONG THE NORTHERLY LINE OF NEW BROOKLYN ROAD A DISTANCE OF 432.46 FEET TO A POINT; THENCE

10. NORTH 58 DEGREES 58 MINUTES 46 SECONDS WEST, 7.93 FEET TO A POINT IN THE EASTERLY SIDELINE OF DURHAM AVENUE; THENCE

                              Exhibit A - Page 5

11. NORTH 13 DEGREES 43 MINUTES 00 SECONDS WEST, 201.85 FEET TO A POINT IN SAID SIDELINE; THENCE

12.    SOUTH 68 DEGREES 51 MINUTES 30 SECONDS WEST, 9.44 FEET TO A POINT; THENCE

13. NORTH 13 DEGREES 43 MINUTES 00 SECONDS WEST ALONG THE EASTERLY SIDE LINE OF DURHAM AVENUE A DISTANCE OF 421.69 FEET; THENCE

14. NORTH 64 DEGREES 37 MINUTES 00 SECONDS EAST AND ALONG THE NORTHERLY BOUNDARY LINE OF SAID MAP A DISTANCE OF 863.17 FEET TO A POINT IN THE AFOREMENTIONED SOUTHWESTERLY LINE OF NEW JERSEY STATE HIGHWAY ROUTE 287; THENCE

15. SOUTH 48 DEGREES 06 MINUTES 14 SECONDS EAST AND ALONG THE AFOREMENTIONED SOUTHWESTERLY LINE OF N.J. STATE HIGHWAY ROUTE 287 A DISTANCE OF 1737.47 FEET TO THE AFOREMENTIONED NORTHERLY LINE OF RUNYONS ROAD AND THE PLACE OF BEGINNING.

THE ABOVE DESCRIPTION IS IN ACCORDANCE WITH A SURVEY PREPARED BY STORCH ENGINEERS, DATED DECEMBER 30, 1997.

BEING ALSO KNOWN AS (REPORTED FOR INFORMATIONAL PURPOSES ONLY):

LOT 1.A3 AND 1.A6, BLOCK 54.A, ON THE OFFICIAL TAX MAP OF EDISON TOWNSHIP LOT 3, BLOCK 550, ON THE OFFICIAL TAX MAP OF SOUTH PLAINFIELD BOROUGH.

                              Exhibit A - Page 6

                           [FLOOR PLAN APPEARS HERE]



                              Exhibit A - Page 7

                           [FLOOR PLAN APPEARS HERE]



                              Exhibit A - Page 8

                           [FLOOR PLAN APPEARS HERE]



                              Exhibit A - Page 9

                           [FLOOR PLAN APPEARS HERE]



                              Exhibit A - Page 10

                           [FLOOR PLAN APPEARS HERE]



                              Exhibit A - Page 11

                                   EXHIBIT B

 Description of Landlord's Work (Environmental Remediation Work) and Schedule
 ----------------------------------------------------------------------------

ENVIRONMENTAL REMEDIATION WORK
------------------------------

1. ASBESTOS - Remove asbestos-containing floor tile and mastic as indicated in ESE's preliminary assessment report dated October 6, 1999 (the "Report"). All
                                                                ------
necessary notifications/permits, etc. that may be required by the NJDEQE, EPA or local laws will be the responsibility of the Landlord. The job will be performed by a certified asbestos abatement firm and will be monitored by a certified IH with final clearance samples performed using TEM technology. All waste will be disposed of at an approved site and documentation for the completion of the work will be provided to the Tenant prior to accepting occupancy.

2. COMPRESSOR - Landlord will install an oil water separator for the compressor as noted in the Report.

3. PUMPING ISLAND - Based upon the New Jersey Department of Environmental Protection "no further action" letter for this former underground storage tank site, the pumping island will remain as is.

4. DIESEL TANKS - Landlord will provide secondary containment for the 25 gallon day tank and associated piping. The flooring in the generator room will be sealed with a chemical resistant coating. Landlord will also install an interstitial monitor in the 500 gallon tank which will tie into an audible/visual alarm system in the mechanical room of the Building.

5. FLOOR DRAIN - The drain will remain as is with no further work since secondary containment will be installed in this room along with a chemical resistant coating on the floor.

SCHEDULE
--------

Item 1 will be performed during weeks 1-4 of Landlord's construction period.

Item 2 will be installed during week 1 of Landlord's construction period.

Item 4 will be performed during weeks 2 and 3 of Landlord's construction period.

                              Exhibit B - Page 1

                                  EXHIBIT C-1

                   Description of Base Building Improvements
                   -----------------------------------------

1. Add fire protection throughout the entire building; this includes but is not limited to: sprinklers 1 head per 130 SF @ 0.17 GPM/SF over the most remote 3000 SF of floor area, jockey or fire pump as required to operate the system, flows and tamper devices, fire hydrants, and fire hose valve and cabinets. An alarm check valve shall be provided in the wet pipe systems and equipped with an outside motor gong and an inside electric bell. Systems to be controlled by its own O.S. & Y valve and waterflow alarm. The design of the hydraulically calculated sprinkler system shall handle a demand of 500 gpm (1,890 L/min) for inside and outside hose streams. All work to meet local codes, NFPA and AON Risk Services protection levels.

2. Replace two building chillers including all piping, controls, pumps and valves as required to utilize the existing cooling towers and chilled water loops.

3. Install or upgrade the fire alarm system (addressable.) Tie in the new sprinkler system devices. Install all components such as audio/visual strobes to meet all applicable codes including ADA.

4.   Replace the domestic water booster pumps.

5. Retrofit many base building ADA issues including parking lot issues, exterior stairs, curb ramps, entry doors, main corridor issues, base building door hardware such as toilet rooms, mech. rooms, main conference rooms on the mezz., interior stair modifications of flooring and rails, interior ramps, some elevator modifications, toilet facilities, drinking fountains, public telephones and the fitness center locker rooms.

                             Exhibit C-1 - Page 1

                                  EXHIBIT C-2

                      Description of Tenant Improvements
                      ----------------------------------

Tenant will occupy the 1111 Durham Facility with a mixture of Administrative and Engineering functions. The majority of the space will be for engineers using software and hardware applications in a research and development atmosphere. The space will contain: several engineering labs, testing chambers, a proto line area, main computer room, data distribution rooms, conference rooms, training rooms, several roof mounted antennas, fitness room, health service, vending areas, video conference room, private offices and modular furniture work stations. One of the test chambers may require the raising of the garage roof. This will be done in a manner to blend the building architecture. The proto line is for the development of new products but not for mass manufacturing. The upper floor will be designed around a central core of offices, conference rooms and labs surrounded on the exterior by modular furniture workstations.

Tenant also desires to upgrade the exterior appearance of the building.

In order to update the appearance of the 1111 Durham Building we would hire an architect to study and present design schemes on the following:

1. Review the main entrance. Study creating a new entrance canopy. This could require new footings and foundation for the Canopy. Additionally we will look at updating the lighting and landscaping in front of the entrance.

2. The sunshade will stay in place as it provides required relief to the cooling load of the building. We will study painting the entire sunshade or high lighting elements of the sunshade such as the vertical elements.

3. There are several round exterior columns that are clad the same as the building. We will study recladding the columns.

4. We will study changing the appearance of the brick elements of the building either through painting or a cladding of them.

5.     We will review options for new snap covers on the curtainwall.

6.     We do not envision recladding or reglazing the curtainwall at this time.

It is our intent to create an image that not only reflects a strong established Corporate building(as it does today) but also reflects a creative High Tech. Company.

                             Exhibit C-2 - Page 1

                                 SCHEDULE 3.B.


                                RENEWAL OPTION
                                --------------


        Provided no Event of Default exists and Tenant is occupying not less than 75% of the rentable square feet in the Premises at the time of such election, Tenant may renew this Lease for two additional periods of five years each (the "First Renewal Term" and the "Second Renewal Term," respectively), by
           ------------------           -------------------
delivering written notice of the exercise thereof to Landlord not later than 12 months before the expiration of the then effective Term. The Base Rent payable for each month during such extended Term shall be the greater of (i) the Base Rent payable during the final year of the Term immediately prior to such extension, or (ii) 95% of the "Market Rent", determined as provided in this
                               -----------
Schedule 3.B.

        Following determination of Base Rent for either Renewal Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

               (a) Basic Rent shall be adjusted to the greater of (i) 95% of the Market Rent or (ii) the Base Rent payable during the final year of the Term immediately prior to such extension;

               (b) Following extension of the option for the Second Renewal Term, Tenant shall have no further unilateral renewal option; and

               (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

        Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns its interest in this Lease or sublets more than 25% of the total rentable square feet of the Premises (other than by way of a Permitted Transfer), (3) Tenant fails to timely exercise either of its options under this Schedule, time being of the essence with respect to Tenant's exercise thereof, or (4) Tenant's credit rating is less than Moody's Baa1 or S&P BBB+, or their equivalent, on the date the renewal right is exercised or the renewal term commences.

                            Schedule 3.B. - Page 1

                                 SCHEDULE 3.B.


        Market rent shall be a rental rate equal to the then current market rate, for comparable space in other buildings comparable to the Premises in the sub-market taking into account all relevant factors including the size and cost of the building in question when compared to the Premises and the amenity package available for the building in question when compared to the Premises, the creditworthiness of the Tenant, all concessions which are being offered to renewal tenants as new tenant improvements, size and location of the space and the rate shall specifically exclude amounts previously attributed to Tenant's original Tenant Improvements Landlord's Work and additional Tenant Improvements (collectively the "Market Rent").
                   -----------

        Upon receiving notice of Tenant's intent to extend the term of the lease, Landlord shall notify Tenant in writing of its determination of Market Rent. In the event Tenant rejects Landlord's determination of the Market Rent, Tenant shall include with its notice of rejection, Tenant's determination of Market Rent. Landlord and Tenant shall then negotiate in good faith for thirty
(30) days following the delivery of Tenant's notice to Landlord in an attempt to reach an agreement as to the Market Rent. If, however, Landlord and Tenant are unable to reach an agreement as to the Market Rent, then Tenant shall have the option within five (5) days following the end of such thirty (30) day period to
(1) revoke its election to extend the term of this Lease, or (2) to request non-binding mediation. In the event that Tenant shall revoke its notice to extend the term of this Lease, the Lease shall expire per its terms. In the event that Tenant shall elect the non-binding mediation, then Landlord and Tenant shall, within ten (10) days thereafter, each designate a qualified real estate professional. The two (2) such appointees shall within five (5) days thereafter, designate a third real estate professional having substantially similar qualifications.

        After a third real estate professional has been designated in accordance with the above paragraph, then within twenty (20) days after the appointment of the third representative, the group shall present their findings regarding the issues of market terms and conditions to both the Landlord and Tenant. If, at that time, Landlord and Tenant are in agreement with the mediation group's findings, then the Lease shall be modified under those terms and conditions.

        If, at the time of the mediation group's presentation, no agreement can be reached then, Tenant's sole options are to cancel the option to renew or to agree to Landlord's determination of Market Rent.

                            Schedule 3.B. - Page 2

                                SCHEDULE 28.D.

                      DETERMINATION OF FAIR MARKET VALUE
                      ----------------------------------

        If Landlord and Tenant are unable to agree upon the Fair Market Value of the Building within the fifteen (15) day period provided for in Section 28.D., then either party may submit the determination of Fair Market Value to binding arbitration by so notifying the other party, designating in such notice a first arbitrator. Within ten (10) days after the giving of such notice, the other party shall designate, in a written notice, the second arbitrator. If the party entitled to do so fails to timely designate the second arbitrator, then the first arbitrator shall proceed to determine the Fair Market Value. If a second arbitrator is designated the arbitrators shall meet within five (5) days after the designation of the second arbitrator, and if within ten (10) days thereafter they have not agreed upon Fair Market Value, they shall appoint a third arbitrator; if the two arbitrators are unable to agree upon a third within five
(5) days after the expiration of the aforesaid ten (10) day time period, a third arbitrator shall be selected by Landlord and Tenant. A decision of the arbitrators so chosen shall be given within a period of ten (10) days after the appointment of the third arbitrator. A decision in which any two arbitrators shall have concurred shall be binding and conclusive on the parties hereto, or if no two arbitrators concur, then the average of the two closest mathematical determinations shall constitute the decision of all three arbitrators and shall be similarly binding and conclusive, as to the Fair Market Value. If any arbitrator shall fail, refuse, or become unable to act, a new arbitrator shall be appointed in his place following the same method as was originally followed with respect to the arbitrator to be replaced. Landlord and Tenant shall pay the fees and expenses of the arbitrator appointed by them, and the fees and expenses of the third arbitrator and all other expenses of arbitration shall be borne equally by the parties. All hearings and proceedings held and all investigations and actions taken by the arbitrators shall take place in Washington, D.C. Any arbitrator designated to serve in accordance with the provisions of this
Schedule 28.D. shall be qualified to appraise real estate in market where the Building is located, shall not have any financial interest (other than payment of a reasonable fee for serving as an arbitrator) in the outcome of the dispute or matter in question, shall be a member of the American Institute of Real Estate Appraisers or any successor association or body of comparable standing if such Institute is not then in existence, and shall have been actively engaged in the appraisal of real estate in such market a period of not less than five (5) years immediately preceding such arbitrator's appointment.

        For the purposes hereof, the "Fair Market Value" of the Building shall
                                      -----------------
be the cash price which an informed purchaser, under no obligation to purchase, would pay to an informed seller, under no obligation to sell, for the Building and related land, in the condition as of the date of determination, free of any mortgages.

                            Schedule 28.D. - Page 1

                                  SCHEDULE 33

                 LIST OF ENVIRONMENTAL AND STRUCTURAL REPORTS
                 --------------------------------------------


1.      Phase 1 Environmental Site Assessment, ENSR - August 1997

2. Phase 1 Environmental Site Assessment, Hillman Environmental Company - March 21, 1997

3. Phase 1 Preliminary Hazardous Materials Site Assessment, Harding Lawson Associates - May 13, 1993

4. Underground Storage Tanks Closure Summary Two Underground Storage Tanks, Harding Lawson Associates - March 2, 1994

5. Letter dated 8/18/97 to Linda Kaiser from Roberta Zwier and Eugene Belli re: summarization of the conditions present on the site

6. Asbestos Exposure Assessment With Corrective Action Recommendations At The Prudential South Plainfield Facility South Plainfield, New Jersey, Kaselaan & D'Angelo - October 17, 1988

7. Letter dated 10/6/99 to Glenn Sternard from Kevin Niemeyer re: and enclosing the Preliminary Assessment Report

8. Preliminary Assessment Report, 1111 Durham Avenue, South Plainfield, New Jersey prepared for Motorola Cellular Inc. by Environmental Science & Engineering Inc. dated October 6, 1999.

                             Schedule 33 - Page 1